UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2009

HAMPTONS EXTREME, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151148	20-8731646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 11 Jiangda Road
Jianghan Economical Development Zone
430023 Wuhan, P.R. China

(Address of Principal Executive Offices)

509 S. San Clemente Street
Ventura, California 93001

(Former name or former address, if changed since last report.)

Registrant's telephone number, including area code:  86 27 835 183 96

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this Current Report on Form 8-K are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the renminbi. According to the currency exchange website www.xe.com, on October 21, 2009, $1.00 was equivalent to 6.82840 yuan.

References to “PRC” are to the People’s Republic of China.

Explanatory Note

Unless otherwise specified or required by context, references to “we,” “the Company,” “our” and “us” refer collectively to Hamptons Extreme, Inc., a Delaware corporation (the “Company”), together with its wholly-owned subsidiary, Cantix International Ltd., a British Virgin Islands limited company (“Cantix”), Cantix’s wholly-owned direct subsidiary, Moneyeasy Industries Limited, a Hong Kong limited company (“Moneyeasy”), Moneyeasy’s wholly-owned direct subsidiaries, Wuhan Tallyho Biological Product Co., Ltd., a PRC limited company (“Tallyho”), and Wuhan Polypeptide Anti-Aging Research and Development Co., Ltd., a PRC limited company (“Wuhan Anti-Aging”), and Tallyho’s operating PRC subsidiary, Guangdong Haopu Polypeptide Biological Technology Co., Ltd. (“Haopu”).  Specific discussions or comments relating only to Hamptons Extreme, Inc. will reference the “Hamptons” and those relating only to Cantix and its subsidiaries will reference “Cantix.”

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 13, 2009, Hamptons completed the acquisition of all of the issued and outstanding capital stock of Cantix from China Polypeptide Group, Ltd. (“CPG”) pursuant to a Stock Exchange Agreement (the “Exchange Agreement”) by and between Hamptons, Cantix and CPG.  Pursuant to the Exchange Agreement, Hamptons issued to CPG 1,100,000 shares of Hamptons’ common stock, $.0001 par value per share (the “Common Stock”) in exchange for 100% of the outstanding capital stock of Cantix (the “Exchange”).  Following the Exchange (i) Cantix became the wholly owned subsidiary of Hamptons, and (ii) CPG became a stockholder of Hamptons, owning approximately 88% of the issued and outstanding shares of Common Stock.

As a result of the Exchange, our principal business became the business of Cantix, who, through its PRC-based indirect operating subsidiaries Wuhan Anti-Aging and Tallyho, engage in the research and development, manufacturing and marketing of polypeptide-based nutritional supplements and health foods.  Polypeptides are small molecular structures consisting of 10-50 amino acids and have been found to have high nutritional value and support body functions such as regulating immunological functions in humans.

Our board of directors (the “Board”) as well as the directors and a majority of the stockholders of CPG, each approved the Exchange Agreement and the transactions contemplated thereunder.

Effective November 13, 2009, John Delaney resigned as the Company’s President, Chief Executive Officer, and as a director, and Brien Reidy resigned as Vice President and Secretary of the Company.  Concurrently therewith, Dongliang Chen, Shengfan Yan, Lirong Hu were appointed to the Company’s board of directors and Dongliang Chen was appointed Chief Executive Officer and Chairman of the Board, Shengfan Yan was appointed President, Lirong Hu was appointed Chief Financial Officer and Treasurer and Jun Li was appointed Secretary.

Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act), prior to such transaction, the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10.  Please note that the information provided below relates to the Company after the Exchange.  Since Hamptons’ operations after the Exchange will consist solely of CPG’s operations, the following discussion of our business and operations will refer to CPG’s business and operations.

Overview of Our Business

Hamptons

Hamptons is a development stage company incorporated in Delaware in March 2007 with no material assets or operations.  Hamptons was formed to engage in the design, manufacture, distribution and marketing of surfboards and related equipment.  Since its inception, Hamptons has generated no revenues.  Hampton’s common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol HMEX.  After the Exchange, Hamptons became the sole owner of Cantix, and it adopted the business of Cantix.

Cantix

Cantix, through its PRC-based indirect operating subsidiaries, Tallyho and Wuhan Anti-Aging is primarily engaged in the research and development, manufacturing and marketing of polypeptide-based nutritional supplements and health foods.  Polypeptides are small molecular structures consisting of 10-50 amino acids that have been found to have nutritional value and support body functions such as regulating immunological functions in humans.  We focus on enzyme engineering in order to produce macromolecular protein structures in the form of certain functional peptides for use as nutritional additives and supplements.  Our key products include Polypeptide Protein Powder, which has been approved by the PRC State Food and Drug Administration (the “SFDA”), and Shenguo Polypeptide Capsules, which has been approved by the provincial Administration of Health of Hubei and is in the process of gaining SFDA approval.  We currently manufacture and market lipid lowering soy peptide products in China, using our patented processing methods.   Our products are sold to retail consumers directly and enterprises, through an established global network of distributors and retailers.  Most of our products are manufactured in our owned and operated production facilities located in China. Some of our nutritional supplements and personal care products are manufactured for us through contractual relationships with other manufacturing companies, in accordance with our own proprietary formulations.

Cantix’s sales revenue for the fiscal years ended September 30, 2008 and 2007 were $35,590,341 and $1,970,673, respectively, and net income was $10,240,474 and $43,162, respectively.  In the fiscal year ended September 30, 2008, $28,947,346.91, or 81.33%, of Cantix’s sales revenue, was generated from sales of its Polypeptide Protein Powder.

Background of Cantix

Cantix was incorporated in the British Virgin Islands as a startup stage company on January 29, 2007.  Prior to the reverse acquisition described below, Cantix was wholly-owned by Ablepeak International Limited (“Ablepeak”), a British Virgin Islands company that is owned and controlled by Mr. Choi Fat Siu, its sole shareholder.  On January 1, 2008, Mr. Siu granted an option to the founders of Tallyho and Wuhan Anti-Aging to purchase all of his ownership interest in Ablepeak for an exercise price of $20,000.  The option is exercisable on or after July 15, 2009.  As of November 13, 2009, the option has not been exercised.

Cantix’s wholly-owned subsidiary, Moneyeasy, is a Hong Kong business organization that was incorporated as a startup stage company on August 25, 2006.  On November 5, 2007, Moneyeasy entered into an equity purchase agreement, to acquire all the equity interest of Tallyho for RMB 40,230,000 (approximately $5,388,788).  Tallyho was organized under the laws of the PRC on November 28, 1996 under the name of Wuhan XinRongxin Biological Product Co., Ltd.  The name was changed to its current name on January 6, 1999.  Tallyho’s scope of business includes research and development, production and sale of biological and nutritional supplements.  Tallyho’s business license is valid through December 24, 2037.

An Approval for Establishment of Enterprise with Investments from Taiwan, Hong Kong, Macao and Overseas Chinese was issued by the People’s Government of Wuhan Municipality (the “Wuhan Municipality”), on November 27, 2007, in connection with Moneyeasy’s acquisition of Tallyho.  The transaction was also approved by the Wuhan City Bureau of Commerce (the “WCBC”), subject to the PRC Regulations on Merger with and Acquisition of Domestic Enterprises by Foreign Investors (the “Merger Regulations”), which require the equity interest transfer price to be paid in full by a date certain (July 26, 2008), or in the absence of such express date, within one (1) year commencing from the issuance of the new business license.  On March 25, 2008, a renewed Business License was issued by the Wuhan Administration for Industry and Commerce (the “Wuhan AIC”), and Tallyho was converted into a wholly foreign owned enterprise.

On December 18, 2007, Moneyeasy entered into another equity purchase agreement to acquire all the capital of Wuhan Anti-Aging for RMB 8,000,000 (approximately $1,095,000).  Wuhan Anti-Aging was organized under the laws of the PRC on June 27, 2007.  Its primary business is research and development of protein and polypeptide anti-aging biological products, sales and distribution of developed products.  Wuhan Anti-Aging’s business license is valid through June 13, 2037.

Wuhan Anti-Aging received the Certificate of Approval issued by the Wuhan Municipality on December 29, 2007, and a renewed Business License from the Wuhan AIC on January 3, 2008.  The acquisition of Wuhan Anti-Aging pursuant to the Anti-Aging Equity Purchase Agreement was closed on January 3, 2008 and Wuhan Anti-Aging became a wholly foreign owned enterprise. The transaction contemplated by the Wuhan Anti-Aging Equity Purchase Agreement was approved by the WCBC, subject to the Merger Regulations.  However, in this case, the WCBC did not specify an exact date on which the full purchase price has to be paid for the transferred equity.  As such, pursuant to the Merger Regulations, Moneyeasy was not required to pay the full purchase price under the agreement for one (1) year, commencing from the issue of the new business license (i.e. January 2, 2009).  Effective October 30, 2009, Moneyeasy the full purchase price has been paid.

On November 13, 2007, Tallyho established its operating PRC subsidiary, Guangdong Haopu Polypeptide Biological Technology Co., Ltd. (“Haopu”) and contributed $1,347,346 to Haopu.  Haopu specializes in service-based sales of health and anti-aging products.

Prior Reverse Acquisition

On July 28, 2008, CPG completed a reverse acquisition transaction through a share exchange with Ablepeak and Cantix, whereby CPG issued to Ablepeak 55,487,956 shares of its common stock, $.001 par value, in exchange for all of the issued and outstanding capital stock of Cantix.  Cantix thereby became CPG’s wholly-owned subsidiary and its four direct and indirect subsidiaries, Moneyeasy, Tallyho, Wuhan Anti-Aging and Haopu became CPG’s indirect subsidiaries.  On July 28, 2008, CPG changed its name from “TSI Services, Inc.” to “China Polypeptide Group Ltd.” to more accurately reflect its new business operations as described herein.

As a result of the reverse acquisition, on July 28, 2008, all of the then officers and directors of CPG resigned and Dongliang Chen was appointed Chief Executive Officer, Shengfan Yan was appointed President, and Lirong Hu was appointed Chief Financial Officer and Treasurer of CPG. On the same day, the board of directors appointed Dongliang Chen, Shengfan Yan, Lirong Hu, Leung Miu Ching and Xinfeng Liang to serve as members of the board of directors of CPG, with Dongliang Chen serving as Chairman of the board of directors.

Our Industry and Market Trends

Our products are targeted for use in the nutritional health supplements industry, the anti-aging industry, the cosmetics industry and other health care industries.

Nutritional Health Supplements Industry

We believe that the nutritional health supplements industry is currently made up of many small and medium-sized companies that manufacture and distribute products generally intended to, or marketed for the purpose of, maintaining, and sometimes improving, the body’s health and general well being.  We believe that in 2007, sales of nutritional health supplements in China reached $75 billion.  According to the China Personal Health and Supplemental Industry 2005 Survey (the “2005 Health Survey”), the annual growth rate of health supplement consumption in China lies between 15% and 30%, compared to around 13% in other developed countries.

According to the China Enterprises Association, there are currently over 3,000 manufacturers of health supplement products in China, with an annual production value of over $6.25 billion.  Of these manufacturers, large enterprises with over $12.5 million in registered capital only account for 1.45%, medium-sized enterprises with registered capital of under $12.5 million, but over $6.25 million, make up 38%, and workshop-style enterprises with below $12,500 in registered capital make up 12.5% of the total number of manufacturers.  According to the 2005 Health Survey, sales of health supplement products in China are expected to reach RMB70 billion (approximately $8.75 billion) in 2009, with a compounded annual growth rate of 15.24%.

In a move to encourage the development and commercialization of polypeptide technology, the PRC’s Science and Technology Institute has formally recognized polypeptide product technology as proprietary intellectual property. As such, polypeptide product technology may be protected by Chinese intellectual property law even if such technology is not patented.  As a result, polypeptide companies such as ours have instituted strict measures to protect their product technology from being misappropriated.

Anti-aging Industry

According to a report by the US Census Bureau issued in April 2005, the number of seniors over 65 years old is increasing at an annual rate of 2.5%. Statistics and predictions from the World Health Organization estimate that the elderly population will reach two billion by 2050.

A report published by Ministry of Health of the People's Republic of China in October 2004, disclosed that the number of residents of China with chronic non-communicable diseases is rising rapidly as a result of unhealthy lifestyle. It was also reported that the prevalence of hypertension was increasing and that out of 160 million patients in China, the rate of hypertension in residents over eighteen years old was 18.8%. In addition, only 30.2% patients with hypertension knew were aware of that they suffered from hypertension, and the treatment rate and control rate were 24.7% and 6.1% respectively. The report also showed that chronic diseases replaced infectious diseases as a major cause of death of residence in China.

We believe that due to lifestyle changes, deterioration of the environment, and increasing life expectancy of Chinese citizens, the demand for nutritional supplements and health foods is growing in China.

We believe that anti-aging medicine has become one of the most important and extensive service areas in the medical industry. The service includes general medical care, medicines for chronic disease and anti-aging purposes. We believe that currently, anti-aging service accounts for more than 50% of all the medical service.

Cosmetic Industry

We believe that the cosmetics products and services industry has been one of the fastest growing industries in China over past 10 years. According to an investment analysis and forecast report on Chinese cosmetics market issued by Chinese Investment Consultant on 2008, from 2009 to 2021, the sales of the cosmetics market are expected to increase annually by more than 20%, with a maximum growth rate of 41%. It is expected that the annual sale of the cosmetics will amount to RMB 800 billion with an annual increase rate of 8.9%; the planned sale from 2010 to 2015 will amount to RMB 1100 billion with an annual increase rate of 6.22%.

We believe that the global nutrition and health care products market increased from $392 billion in 1999 to $750 billion in 2007. We also believe that the nutrition and health care market in the USA increased from $171 billion in 2002 to $300 billion in 2007.  We believe that this market is expected to reach $400 billion in 2010 with annual increases of more than 10%. According to a Chinese health care market investigation report, the health care industries in China is expected to increase from $100 billion in 2007 to $150 billion in 2010, with an annual increases of more than 15%.

Our Products

Through our operating subsidiaries in China, we are engaged in research, development, production and sale of polypeptide-based nutritional supplements and health foods and we believe we are one of the leading manufacturers of these products in China.  Our key products include Polypeptide Protein Powder, which has been approved by the PRC State Food and Drug Administration (the “SFDA”), and Shenguo Polypeptide Capsules, which has been approved by the provincial Administration of Health of Hubei and is in the process of gaining SFDA approval.  We currently manufacture and market lipid lowering soy peptide products in China, using our patented processing methods. Our products are sold to retail consumers directly and enterprises, through an established global network of distributors and retailers.  Most of our products are manufactured in our owned and operated production facilities located in China. Some of our nutritional supplements and personal care products are manufactured for us through contractual relationships with other manufacturing companies, in accordance with our own proprietary formulations.

Polypeptides are small molecular structures consisting of 10-50 amino acids that have been found to have nutritional value and support body functions such as regulating immunological functions in humans.  We focus on enzyme engineering in order to produce macromolecular protein structures in the form of certain functional peptides for use as nutritional additives and supplements.

Research studies conducted by scientists at Hanyang University in Korea, the University of Milan and the University of California (Davis), found that soy protein peptide extracted from certain soybeans could inhibit the growth of metastatic tumor cells, that the addition of soy protein to the diet could have the effect of lowering total cholesterol concentrations in the body, and that soybean peptide may prevent cancer from occurring in cultured cells and animals.  Polypeptide can be extracted from the tissues and organs of animals and plants and processed in powder, capsule/tablet or injection form for internal use, or as creams and lotions for topical use.  Our polypeptide-based products are produced in powder and capsule/tablet form. Different combination of polypeptides may be combined with other nutritional factors to form different products with different benefits.

We have built our reputation on developing formulas that blend the best of nature with innovative techniques from nutrition science, to appeal to the growing base of consumers desiring a healthier lifestyle and seeking differentiated nutritional supplement and health food products.  Our products are manufactured using our proprietary processing methods.

We market seventy-six kinds of polypeptide-based nutritional products and health foods in three (3) categories according to their service target and functional features: (i) Functional Peptide Material Products; (ii) Domestic Peptide Healthy Foods and (iii) Polypeptide Series Special Nutritional Foods.

Functional Peptide Material Products

Functional peptide material products are peptide materials which perform certain physiological functions.  We produce twelve different functional peptide material products that we supply to other food, medicine and cosmetics manufacturers.  Our functional peptide material products are used in a variety of products ranging from nutritional supplements to skin care products.

Domestic Polypeptide Health Foods

Domestic polypeptide health foods are edible products with specific health care functions.  Included in this category is one of our key products, Polypeptide Protein Powders.  These products are verified, approved and licensed by PRC Ministry of Health or State Food and Drug Administration (the “SFDA”).  We produce three domestic polypeptide health foods, which are mainly sold under our own brands through Haopu for end-market sale, or directly sale to customers.

The following is a brief description of our domestic polypeptide health food products:

•	Puzhongren protein powder, which is marketed as a supplement to strengthen the immune system.
•	Tallyho Ziqing Soft Capsule, which is marketed as a supplement to aid in the regulation of blood fat; and
•	Anya Taihe Slimming Capsule, which is marketed as a weight loss supplement.

Polypeptide Series Special Nutritional Foods

Polypeptide series special nutritional foods are edible products with what we believe to be special nutritional features which we sell directly to consumers and to wholesale distributors.  Included in this category is one of our other key products, Shenguo Polypeptide Capsules.  We market these products as nutritional supplements and immunity enhancers.  We produce sixty-one different polypeptide series special nutritional food products.  Certain of these products are sold under our own brands through Haopu for end-market sale or directly sold to customers.  We also sell these products to other healthy food companies for use as raw materials in their products. In addition, we manufacture specific products according to formula and the standards provided to us by our customers.  We also market these products through the internet.

We are planning on developing oral administrated skin care and anti-aging nutritional products targeted for elderly customers based on new polypeptide materials. We also plan to establish an oral administered beauty and cosmetics market network “A2H” targeted for the youth and fashion markets.

Manufacturing

Most of our products are manufactured in our own production facilities on a 16,430 square meters site located in the Hannan Economic Development Zone, Wuhan City, Hubei Province, China.  We currently have protein powder production capacity of 250 tons per annum.

Some of our nutritional supplements and personal care products are manufactured for us through contractual relationships with other manufacturing companies, in accordance with our own proprietary formulations.  We work closely with such production facilities in an effort to achieve the highest quality standards and product availability.

In order to coordinate and manage the manufacturing of our products, we utilize a demand planning and forecasting process that is directly tied to our production planning and purchasing systems.  Using this sophisticated planning software and process allows us to balance our inventory levels to provide products to distributors while minimizing working capital and inventory obsolescence.

Raw Materials

Raw materials for our products come from natural animal and vegetable proteins. For example, collagen peptides and collagen tripeptides are extracted from marine fish such as tilapia; Soybean polypeptide products come from soybeans; Albumin polypeptide comes from eggs; peanut peptides and corn peptides are taken from peanuts and corn,

Raw materials used in our products and our product packing materials are developed in accordance with established criteria, including national standards, industry standards, and enterprise standards.  For products to be exported, international standards must be followed.

Our suppliers of raw materials and packing materials must provide us with the following certificate of qualifications: production licenses, sanitary license and other necessary certificates issued by governmental authorities, product quality standards, product test report and certificate of conformance of products.

Personnel from our quality control department check all incoming raw materials against specifications provided by the producers. Both the raw material and its packaging are inspected, and after this inspection, raw materials are sampled according to national standards on sampling and are sent to our center test room.  Visual inspection, physical, chemical and hygiene tests are conducted according to relevant standards. We submit items we are unable to test to national test institutions for testing.  Raw materials that fail testing are returned to the suppliers and if we return a supplier’s raw materials twice, they are no longer used by us.

The cost of raw materials included in our cost of sales for the fiscal years ended 2008 and 2007, were $1,885,587 and $1,078,363, respectively. The cost of raw materials for the six month ended June 30, 2009 was 1,253,585. We currently maintain a sufficient supply of raw materials for approximately seven days of production.  Prices for some of our key input materials, such as soybean, egg, herbs and packaging materials are increasing.  However, we are confident we can offset these increases with our cost reduction programs and by raising the prices of our products.

Major Suppliers of our Raw Materials

The table below lists as of June 30, 2009, the suppliers who supply more than 5% of our products, raw materials and services, showing the cumulative dollar amount of raw materials purchased from them during the 2009 fiscal year, and the percentage of raw materials purchased from each supplier as compared to procurement of all raw materials.

Rank	Supplier’s name	Cumulative Amount Purchased During June 30, 2009 (RMB million)	Percentage of Total Purchases During Fiscal Year 2009
1	ShanDong Linyi ShanSong Biological Product Co.,Ltd.	2.593	30.32%
2	Wuhan Huazhong Pringing Co., Ltd.	0.506	5.92%
3	Shenzhen Jiuzhou Penda Can Manufactring Co., Ltd.	0.482	5.64%
4	JiangXi Cosen Biochemical Co.,Ltd.	0.439	5.14%
	Total:	4.02	47.02%

Our Major Customers

We earn revenues through the sale of our products through an established sales network throughout China.  Our enterprise customers are mainly located in mainland China. In addition, our products are also exported to foreign places, such as Malaysia, Japan and Taiwan. However, the export amount is comparatively small.

The geographic distribution of our customer base in China is as depicted in the table below:

Area	% Quantity of Consumer
South	43.89%
North	33.59%
East	7.08%
West	14.46%
Middle	0.98%

During the fiscal years ended September 30, 2008 and 2007, our five largest customers were TianJin Tiens, NanJing PuHangTianQu Trading Co., Ltd., ShanDong TianDiJian Bioengineering Co.,Ltd., GuangZhou DongJian Co Ltd., and ShenYang ZhongPu Co Ltd.  In the aggregate, these customers accounted for approximately $640,700, or less than 1% of our total sales revenue in 2008.
We intend to export our collagen tripeptide product to Japan.  This product has passed a qualification inspection and has been approved and certified by the Ministry of Health, Labour and Welfare of Japan.  Mr. Kodama Nenkei, who has experience in the cosmetic and health food market, has been appointed the general manager of Japanese market.  At the same time, we have entered into several contacts and built relationships with a number of corporations in Japan.

Our Sales and Marketing Efforts

We are committed to build sales agent, customer and brand loyalty by providing a diverse portfolio of health-oriented and wellness products.  The breadth of our product offerings enables our sales agents to sell a comprehensive package of nutritional supplements and health foods that provide a variety of benefits, from anti-oxidants to weight management and nutrition.  Many of our product formulations have been in existence for years. However, we continually review, and if necessary, improve our product formulations based upon developments in nutritional science. We believe that the longevity and variety in our product portfolio could significantly enhance our sale agent’s abilities to expand our business.

We have a diversified sales network allowing us to effectively market products and services to our customers. Our sales and marketing department currently consists of approximately 295 full-time employees and over 300 part-time employees.  In addition to sales efforts conducted directly by our internal sales team and other employees, we also use sales agents. We sell products from our two regional sales offices in Guangzhou and Wuhan, at community sales/customer service kiosks, and at organized sales events with related products in order to maximize cross-selling opportunities for our sales agents. These programs target specific consumer market segments, such as women, men or children, as well as weight-management customers and individuals seeking to enhance their overall well-being. Our sales offices and kiosks are strategically located in residential areas of high density, in strip malls and in other easy access locations. Our customers place orders for our products through sales representatives at our sales locations or at organized sales events or seminars and we deliver their orders directly to them. Our sales network covers twenty cities in China and includes thirty-two representative offices. We plan to expand our sales network to cover more Chinese cities, including Ningbo, Changsha, and Wuxi.

We set up Haopu in October 2007 to provide professional services and marketing services through branch offices.  We have established 32 branches across the country.

Traditional Sales Methods

We market and sell our products under our own brand names to consumers through regional dealers and network agents.  In addition, we also provide manufacturing services where we contract manufacture products for third parties either according to formulas and standards provided to us by such third parties or according to our formula and standards for sale under our customers’ brand names.

Innovative Sales Methods

We have developed two new marketing models: project marketing and service marketing. Currently, about 83% of our sales are derived through our service marketing model.  We are also working to develop other sales channels as well.

Service marketing is a sale model through which we work to establish strong relationships with customers by providing a series of services such as: health consultation and education services, psychological counseling services, and physical examination services, among other services.  We believe that providing these services will help us to establish brand image, promote our products, stimulate demand, and increase sales of our products.

Project marketing is a sales model used in connection with the manufacturing services we provide to customers.  In project marketing, we define each customer’s business as one project, and provide each customer with all-around services, including market consultation, technical demonstration, market positioning, product development, test and evaluation, market access, package design, market planning, marketing and after service.  We work to assist our customers in making reasonable use of polypeptide materials to develop products and promote growth of the customer’s market.  We believe that by working to increase our contract manufacturing customer’s sales grow, sales of our polypeptide materials will increase as well.

In addition, we are planning to develop a new sales model integrating current sales methods and the Internet, to attract and serve the young and the middle aged market.  In December 2009, we plan to invest RMB30,000,000 to establish a main flagship store in Shenzhen and store chains in other parts of China.

Our Growth Strategy

We are committed to growing our business in the coming years.  What we believe to be the key elements of our growth strategy are summarized below:

Market strategy:
(1) enhance and expand Haopu’s service marketing network, (2) enhance and expand sale regions, (3) improve service and quality, (4) develop products targeted to middle aged and older customers, (5) maintain and increase sale growth, (6) establish a market for oral administrated skin care and anti-aging nutritional products targeted for youths through middle aged persons, (7) create innovative, fashionable and efficient products and sales models, (8) build a network of exclusive shops  to gain new growth points for our sale market, (9) establish a sales network of polypeptide functional materials, (10) promote application of polypeptide materials, and (11) enhance the influence of our polypeptide technology.

Product strategy:
Develop new polypeptide technology and products according to our market development requirements,     supported by strong technical and product development capability Develop new functional peptides and products from the former products, such as collagen tripeptide, skin longevity factor peptide, corn peptide.  We intend to emphasize (i) products with anti-aging functions, (ii) products that could maintain the health of the middle and old aged people, ameliorate age related disease and improve life quality, and (iii) products that delay senility of skin and body, maintain vigor of the middle aged and the youth.  Improve manufacturability and applicability of polypeptide functional materials, and bring forth a group of high qualified raw material products with leading standard to serve producers of cosmetics and health care foods.

Sales strategy:
Expand our existing network; build new channel; launch new mode; create new service on the basis of current market sale; realize the advancement of current sale market, chain marketing, traditional network and sale of raw materials; interlock rehabilitation center, service marketing, chain marketing; enhance sale of raw materials and project marketing mutually.

Our Research and Development Efforts

We conduct our research and development efforts independently at our research and development facilities in Wuhan, China.  Our research and development department is responsible for developing advanced technologies and new polypeptide based products and for training.  As of September 2009, we have a total of forty-six researchers, six with doctorate degrees and eleven with masters degrees.  The rest are college graduates. Among the researchers, twelve people possess senior professional titles, fifteen people possess intermediate professional titles, and seven people possess primary professional title.

Research Centers

We have set up three research-development centers, which are:

(1)
Research Center of Peptides Materials - This research center was set up in 1998.  The primary purpose of this research center is to (i) study the methods and conditions of extracting polypeptide from the animals and plants, (ii) test and measure the functional polypeptide’s physiological regulation function on human, and (iii) test the physical and chemical indicators, which focus on basic and applied development and research. The Center’s chief scientist is Professor Wang Ajing, the company’s technology president, who enjoys the special allowance of the State Council.

(2)
Anti-aging Research & Development center (Wuhan Polypeptide Anti-aging R & D Co., Ltd.) - This center was set up in 2007. The center engages in the research and development of anti-aging products and pilot plant test work. This center focuses on developing new products with anti-aging functions (such as Shengguo polypeptide capsule, youth vigor tablet) through screening of special antioxidants and research of combination of special antioxidants with the polypeptide materials. The Center’s chief scientist is Professor Sun Xiufa, a biochemistry expert.

(3)
Application & Research Center of Polypeptide-functional Food & Cosmetics - This center was set up in 2008, which is primarily engaged in (i) the study and application works of polypeptide-functional food & cosmetics, (ii) the development of new products that are anti-aging and capable of ameliorating fundamental nourishment supply & health conditions, and (iii) improvement and innovation of food production & processing methods. Professor Xia Wenshui is the center’s chief scientist. He is an expert in Food Engineering in China.

Research Group

We employ a group of senior in-service professionals in above research centers, most of who are experts in the polypeptide industry. The leading researchers include follows:

Name	Title	Specialty
Chen Dongliang	Scientific Research Director	Biological/Chemical and Protein Engineering
Wang Ajing	Distinguished Professor	Biochemistry
Sun Xiufa	Chief Scientist	Biochemistry
Xia Wenshui	Chief Scientist	Food Engineering
Mo Zhaohui	Chief Engineer	Processing Technology
Ji Jinlin	Researcher	Electrophorisis, Chromatography, High Efficienty Liquid Chromatographym etc
Yu Chenggao	Researcher	Physiology and Nutrition

During the fiscal year ended on September 30, 2008 and 2007, we incurred $391,306 and $165,441, in research and development expenses, respectively, with respect to our polypeptide-based products.

Our Competition

We believe that the health supplementary business, both within PRC and globally, is highly fragmented and intensely competitive.  In our industry, we compete based upon product quality, product cost, ability to produce a diverse range of products and logistical capabilities.  Many of our competitors, both domestic and international, have greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do.  Although our marketing and sales efforts of polypeptide-based products are limited as compared to our competition, we believe that we have a competitive advantage due to the price and quality of our products and our ability to produce a diverse range of products and customer services.

Internationally, there are companies that apply polypeptide technology in developing new drugs, but we believe there are few companies that apply polypeptide technology to the nutritional supplement field.  We believe that in China, we are one of the largest companies focusing on developing, producing and marketing functional peptide nutritional products with over 70% market share.  We believe the rest of the companies that sell polypeptide products are either small size companies or large nutritional products companies with only small percentage of revenue deriving from polypeptide products, such as American Oriental Bioengineering, or AOB and Tiens Biotech Group, Inc., or Tiens. (Both of which are Chinese companies listed at U.S.)

AOB offers pharmaceutical products, soybean based peptide protein powder products and nutritional beverage products in the Chinese market. Tiens provides nutritional supplements and dietary products in powder, tea and capsule/tablet/granule form, and Tiens’ reported 2007 annual revenue was $54.9 million.

Competitive Advantage

We believe that our competitive strengths include the following:

(i) Advanced polypeptide technology.

We have been researching and developing polypeptides for many years and we believe we are one of the leading companies developing polypeptide technology. For example:

-	Our company was appointed by relevant department in China and became the first of standard-setting body of national criterion of “soybean polypeptide”. (GB/T22492-2008)

-	The collagen tripeptide project studied by our company gained the second prize of governmental progress prize in science and technology.

-	The polypeptide beauty-slimming capsule project developed by our company gained the progress prize of China health products.

Our polypeptide research centre, anti-aging research institution and food and cosmetic research centre have excellent researchers who have received two patents of invention and applied for an additional nine patents with State Intellectual Property Office of The PRC, seven of which have passed preliminary approval. In addition, our researches have developed seventy-six production processes.

 (ii) Experience in the production of functional peptides.
Unlike our competitors which offer soy and animal based peptide products, we provide a wide range of functional peptide products that are extracted from many different natural protein ingredients. Functional polypeptides create functional proteins which shape themselves in stable, distinctive and discrete fashions in order to perform specific functions in the body.   We believe our technology and know how in the production of functional peptides allows us to produce products that provide more body regulating and enhancement functions for consumers of varying age groups and different health needs.

We have developed over 70 kinds of functional polypeptide products, which provide a variety of benefits such as basic nutrition, health-care and anti-aging benefits.

(iii) Well known brand names.

We believe that two of our trademarks, “Tallyho” and “PuZhongren” have achieved strong name recognition in local markets.  The provinces of Hubei and Guangdong issued us certificates recognizing these two brands as “famous brands.” We believe that recognition of "Tallyho" and "PuZhongRen" brand names helps to drive the sales of our products and facilitates acceptance and market penetration of our new products. In order to protect and enhance our "Tallyho" and "PuZhongRen" brand names, we rely on stringent quality control and our ongoing marketing, advertising and public relations efforts continue to stress the quality, safety and innovativeness of our products. We believe that brand awareness in our target markets and dedicated distribution channels, will enable us to leverage goodwill from our brands into future growth.

(iv) Proven Management Team and integrated sales channel.

Our management team has a proven track record of successful management and has a great deal of experience in the nutritional supplement and anti-aging industry and business development. Our management team is led by Dongliang Chen who became the Chairman of Tallyho in October, 2007 after spending eleven (11) years with Wuhan Tallyho Co., where he most recently served as Chairman. Mr. Chen is the inventor of two key patents, and the author of a number of science and biology educational books. Since joining our Company, Mr. Chen has assembled a team of experienced executives, including: Mr. Shengfan Yan, the President of the Company, who has worked in the nutritional supplements industry for eight years and has vast experience in product production; Mr. Lirong Hu who is the Chief Financial Officer and brings more than 25 years of accounting and financial management experience to the Company; and Xinfeng Liang, the Senior Vice-President of Sales and Marketing, who brings nearly ten years of sales and marketing experience with him.

We have a diversified sales network which allows us to effectively market our products and services to our customers. Our sales and marketing department currently consists of approximately 295 full-time employees and over 300 part-time employees. In addition to sales efforts conducted directly by our internal sales team and other employees, we also use sales agents. We sell products from our two regional sales offices in Guangzhou and Wuhan, at community sales/customer service kiosks, and at organized sales events with related products designed to simplify weight management and nutrition and maximize cross-selling opportunities for our sales agents. These programs target specific consumer market segments, such as women, men or children, as well as weight-management customers and individuals seeking to enhance their overall well-being. Our sales offices and kiosks are strategically located in high density residential areas, in strip malls and in other easy access locations. Our customers place orders for our products through sales representatives at our sales locations or at organized sales events or seminars and we deliver their orders directly to them. Our sales network covers 20 cities in China and includes 32 representative offices. We plan to expand our sales network to cover more Chinese cities, including Ningbo, Changsha, and Wuxi.

(v) Productive technology equipment and the advantage of processing technique.

Our products are produced in our own production facilities using modern production lines, techniques and equipment. The company has passed the certification of ISO-9001, HACCP and GMP for workshops. We believe that our production facilities are satisfactory for our current production needs but we are preparing to increase capacity in the future.

Regulation

China

Polypeptide based products are classified under PRC law into three categories, based on potential use, and each category is subject to separate PRC laws and regulations.  All our polypeptide products must obtain approval from our provincial Ministry of Health (the “MOH”), prior to distribution to end users.  Additionally, for health functional foods, we are required to obtain approval from the SFDA before we can make specific claims regarding the health benefits of the product.  Currently, all of our products have received MOH approval and may be distributed to consumers.

If our polypeptide products are sold for food, they are considered to be food additives under PRC law, and the Company is required to obtain two licenses prior to the distribution of such products to consumers: the Food Hygiene License issued by the provincial MOH and the Food Production License issued by the provincial branch of the General Administration of Quality Supervision, Inspection and Quarantine (the “Quality Administration”).  We have already obtained both the Food Hygiene License issued by the Hubei MOH and the Food Production License issued by the provincial Quality Administration.

PRC law requires sellers of polypeptide products that are sold as raw materials for drugs to first obtain a Pharmaceutical Producer License from the provincial MOH, as well as approval from the provincial FDA, prior to distribution of such products to consumers.  Since we also plan to produce and sell polypeptide skin care products, we plan to apply for the Pharmaceutical Producer License from the provincial MOH and the approval from the provincial SFDA in the future.

Below is a list of the permits we received which allow us to distribute our products in China:

Product	Trademark	License Number	Approved by
ZiQing Soft Capsule	TALLYHO	State Health Food No.(2001)0410	Ministry of Health,PRC.
Albumin Polypeptide Powder	TALLYHO	Health Department of Hubei Province Special Food No.(2004)019	Health Department of Hubei Province
Soybean Polypeptide Powder	TALLYHO	Health Department of Hubei Province Special Food No.(2004)018	Health Department of Hubei Province
Aiger Nutrition Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)017	Health Department of Hubei Province
Anti- Oxidation Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)030	Health Department of Hubei Province

Improving Memory Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)031	Health Department of Hubei Province
Anti- Fatigue Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)032	Health Department of Hubei Province
Nutritional Enzyme Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)036	Health Department of Hubei Province
Beauty Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)037	Health Department of Hubei Province
Anti- Ebriety Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)035	Health Department of Hubei Province
Protecting livering Soft Capsule	TALLYHO	Health Department of Hubei Province Special Food No.(2004)034	Health Department of Hubei Province
CPP Protein Powder	TALLYHO	Health Department of Hubei Province Special Food No.(2004)033	Health Department of Hubei Province
Maigre Polypeptide Powder	Yue Shi	Wuhan Hygiene Bureau No.(food)(2007)NO.1-472	Wuhan Hannan Area Hygiene Bureau
Peptide & Lotus Fat-lose Capsule	An Er Ya	State Health Food No.G20040658	SFDA
Nutritional Enzyme Capsule	An Er Ya	Wuhan Hygiene Bureau No.(food)(2007)NO.1-464	Wuhan Hannan Area Hygiene Bureau
Colostrum Polypeptide Nutrition Powder	An Er Ya	Wuhan Hygiene Bureau No.(food)(2005)NO.1-463	Wuhan Hannan Area Hygiene Bureau
Protecting livering Soft Capsule	An Er Ya	Wuhan Hygiene Bureau No.(food)(2007)NO.1-465	Wuhan Hannan Area Hygiene Bureau
Polypeptide Protein Powder	PZR	Wuhan Hygiene Bureau No.(food)(2007)NO.1-499	Wuhan Hannan Area Hygiene Bureau
Shenguo Polypeptide Capsule	PZR	Wuhan Hygiene Bureau No.(food)(2007)NO.1-349	Wuhan Hannan Area Hygiene Bureau

We are also subject to PRC’s foreign currency regulations.  The PRC government has control over RMB reserves through, among other things, direct regulation of the conversion of RMB into other foreign currencies.  Although foreign currencies which are required for “current account” transactions can be bought freely at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met.  At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government.

Malaysia

Our products are also available for purchase through distributors in Malaysia.  As a result, our products are required to obtain a license from governmental health and safety agencies in Malaysia, including the Ministry of Health Malaysia.

We are also subject to product licensing and certification requirements of Malaysia’s Ministry of Health and its Drug Control Authority (“DCA”).  All registered pharmaceutical and health products sold for use in Malaysia must undergo DCA evaluation and testing for quality, safety and efficacy.  A product that successfully passes this examination is issued a license, or MAL number, which must be displayed on the product.  Furthermore, routine sampling of registered products is carried out to ensure compliance with standards.

In addition, registered pharmaceutical and health products, including traditional medicine and health supplements, must now display a separate “Meditag” high-security hologram label to specify that they have been approved for sale.  The secure hologram technology featured in the design and production of Meditag is similar to the ones used in currency protection and high-level government documents. In order to obtain Meditag certification, manufacturers and importers need to register with Malaysia’s Ministry of Health.

Our Intellectual Property

The continued success of our business is dependent on our intellectual property portfolio consisting of registered trademarks, design patents and utility patents related to our products.  We currently have two patents which have been granted by the State Intellectual Property Office of the PRC and nine patent applications   which have been processed by State Intellectual Property Office of The PRC.

We have four registered trademarks for our fifteen products which we intend to sell under the name PuZhongRen brand.

The following table lists our licensed and proprietary patents, held by Tallyho, one of our PRC operating subsidiaries:

Name	Patent No.	Country	Patent Holder	Date Awarded	Expiration Date

Processing method of soy polypeptide dry powder with the function of blood lipid lowering	179272	PRC	Wuhan Tallyho Biological Product Co., Ltd Peptide Research Center	December 16, 2000	December 16, 2020

Processing method of non-bitter soy polypeptide powder	181379	PRC	Wuhan Tallyho Biological Product Co., Ltd Peptide	May 31, 2002	May 31, 2022

The following table lists our patent applications:

Name	Application No.	Country	Applicant	Acceptance condition

A preparation method of rapeseed peptide from defatted rapeseed by direct enzymatic hydrolysis	2006100191362	PRC	Wuhan Industry College, Tallyho Biological Product Co., Ltd. (Co-applicant)	December 27, 2006

Processing method of Spirulina Polypeptide	2007100527787	PRC	Wuhan Tallyho Biological Product Co., Ltd.	2007.9.21 The preliminary qualified notification of patent application has been received. 2008.1.18 Patent application has been published and the substantive examination procedure has been received.

A preparation method of corn peptide from zein	2007100527772	PRC	Wuhan Tallyho Biological Product Co., Ltd.	2007.11.2 The preliminary qualified notification of patent application has been received. 2008.2.1 Patent application has been published and the substantive examination procedure has been received.

Hippophae rhamnoides nutrient mixture with anti-aging function and preparation technology thereof	2007100534051	PRC	Wuhan Tallyho Biological Product Co, Ltd	2008.3.7 The preliminary qualified notification of patent application has been received. 2008.6.13 Patent application has been published and the substantive examination procedure has been received.

A preparation technology of egg white protein polypeptide	200810197415. 7	PRC	Dongliang Chen	2008.10.28 Acceptance notification of patent application has been received.

Method of preparing almond polypeptide using almond polypeptide as the source material	200810197418. 0	PRC	Dongliang Chen	2008.10.28 Acceptance notification of patent application has been received.

Fish skin collagen peptide with whitening effect and preparation technology and usage thereof	200810048083.6	PRC	Dongliang Chen	2008.6.19 Acceptance notification of patent application has been received.

Fish skin collagen peptide with moisturizing effect and preparation technology and usage thereof	200810048084.0	PRC	Dongliang Chen	2008.6.19 Acceptance notification of patent application has been received.

Preparation technology of collagen tri-peptide	200910061717.6	PRC	Dongliang Chen	2009.4.21 Acceptance notification of patent application has been received.

New brewing technology of cider	200910061716.1	PRC	Dongliang Chen	2009.4.21 Acceptance notification of patent application has been received

The skin longevity polypeptide technology	200910061718.0	PRC	Dongliang Chen	2009.4.21 Acceptance notification of patent application has been received.

The new brewing technology from fresh herb and fruit	200910061771.0	PRC	Dongliang Chen	2009.4.28 Acceptance notification of patent application has been received.

The following table lists our trademarks:

Trademark	Registration Number	Term	Country

Tallyho	3670220	February 21, 2005- February 20, 2015	PRC

AnErYa	3596358	January 14,2005 January 13,2015	PRC

TuoNiAoMoLiJian	3378137	March 28,2003 March 27,2013	PRC

PuZhongRen	3786813	July 28,2005 July 27,2015	PRC

In addition, we protect our know-how technologies through confidentiality agreements we entered into with our employees in our production department.

Our Employees

As of September 30, 2009, we had approximately 454 full-time employees and 300 part-time employees.  The following table sets forth the number of our full-time employees by function as of September 30, 2009:

Employee Function	Number
Executive	5
Administrative	15
Sales and Marketing	295
Research and Development	46
Production	84
Accounting	9

Our ability to achieve our operational and financial objectives depends in part upon our ability to retain key technical, marketing and operations personnel, and to attract new employees as required to support growth.  Working capital constraints may impair our ability to retain and attract the staff needed to maintain current operations and meet the needs of anticipated growth.

In addition, we rely on consultants to a significant extent to supplement our regular employee staff in certain key functional areas and to support management in the execution of our business strategy.  These consultants are independent contractors.  There can be no assurance that, if one or more of the consultants were to terminate their services, we would be able to identify suitable replacements.  Failure to do so could materially and adversely affect our operating and financial results.

As required by applicable Chinese law, we have entered into employment contracts with all of our officers, managers and employees.  The remuneration payable to employees includes basic salaries and allowances. In addition, our employees in China participate in a state pension scheme organized by Chinese municipal and provincial governments.  We are required to contribute to the scheme at a rate of 28% of the average monthly salary.  In addition, we are required by Chinese law to cover employees in China with various types of social insurance.  We have purchased social insurance for all of our employees.

We believe that our relationship with our employees is good.  We have not experienced any significant problems or disruption to our operations due to labor disputes, nor have we experienced any difficulties in recruitment and retention of experienced staff.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business.  We are not currently involved in legal proceedings that we believe could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our Common Stock.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.  If any of the following risks occur, our business, financial condition and/or results of operations could be materially and adversely affected.  In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our operations, sales, profit and cash flow will be adversely affected if our polypeptide products fail inspection or are delayed by regulators.

We are responsible for product testing in our own facility for polypeptide products sold in China and each batch of our products requires inspection by our Quality Control center prior to shipment to our customers.  The results of product testing is recorded and approved by the local Quality and Technical Supervision Department, and such testing must be in accordance with the national quality standards issued by the Standardization Administration of China, which requires testing of such factors including, but not limited to, appearance, packing capacity, thermal stability, pH value, protein content and percentage of purity of the product.  Government regulators routinely inspect samples from each batch of our polypeptide products and for export products, a sample of each shipment is tested by the China Entry/Exit Inspection and Quality department (the “CIQ”). In the event that the regulators delay the approval of our products, change the requirements in such a way that we are unable to comply with those requirements, or require our other products to be inspected by regulators before we can ship them to our customers, our operations, sales, profit and cash flow will be adversely affected.

We engage in international sales, which expose us to trade restrictions that could harm our business and competitive position.

As a result of our product sales in various geographic regions, we may be subject to the risks associated with customs duties, export quotas and other trade restrictions that could have a significant impact on our revenue and profitability.  While we have not encountered significant difficulties in connection with the sales of our products in international markets, the future imposition of, or significant increases in, the level of custom duties, export quotas or other trade restrictions could have an adverse effect on us.  Further, we cannot assure you that the laws of foreign jurisdictions where we sell and seek to sell our products afford similar or any protection of our intellectual property rights as may be available under U.S. law.  We are directly impacted by the political, economic, military and other conditions in the countries where we sell or seek to sell our products.

Expansion of our business may put added pressure on our management, financial resources and operational infrastructure, thus impeding our ability to meet any increased demand for our products and hurting our operating results.

Our business plan is intended to significantly grow our operations to meet anticipated growth in demand for existing products, and to introduce new product offerings.  Our planned growth includes the construction of several new production lines to be put into operation over the next five years.  Growth in our business may place a significant strain on our personnel, management, financial systems and other resources.  We may be unable to successfully and rapidly expand sales to potential customers in response to potentially increasing demand or control costs associated with our growth.

To accommodate any such growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all.  If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results would suffer.

We depend on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including specifically, Dongliang Chen, our Chairman and Chief Executive Officer, Shengfan Yan, our President, Lirong Hu, our Chief Financial Officer and Treasurer. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations.  If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are unable to attract and retain skilled employees as needed, our business could suffer.  Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team.  We depend on the skills and abilities of these key employees, as well as the intellectual property owned by Chen, in managing the development, manufacturing, technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover. In addition, we rely on consultants to a significant extent to supplement our regular employee staff in certain key functional areas and to support management in the execution of our business strategy.  These consultants are independent contractors.  There can be no assurance that, if one or more of the consultants were to terminate their services, we would be able to identify suitable replacements.  Failure to do so could materially and adversely affect our operating and financial results.

We may not be able to adequately finance the significant costs associated with the development of new polypeptide-based nutritional supplement products.

The products in the nutritional supplement market can change dramatically with new technological advancements.  We are currently conducting research and development on new products, which requires a substantial outlay of capital. To remain competitive, we must continue to incur significant costs in product development, equipment, facilities and invest in research and development of new products.  These costs may increase, resulting in greater fixed costs and operating expenses.

In addition to research and development costs, we could be required to expend substantial funds for and commit significant resources to the following:

•	additional engineering and other technical personnel;
•	advanced design, production and test equipment;
•	manufacturing services that meet changing customer needs;
•	technological changes in manufacturing processes; and
•	manufacturing capacity.

Our future operating results will depend to a significant extent on our ability to continue to provide new and competitive products that compare favorably on the basis of cost and performance with the design and manufacturing capabilities of competitive third-party technologies.  We will need to sufficiently increase our net sales to offset these increased costs, the failure of which would negatively affect our operating results.

Our inability to successfully research and develop new polypeptide based products could have an adverse effect on our future growth.

We believe that the successful development of nutritional supplements and health food products can be affected by many factors. Products that appear to be promising in the early phases of research and development may fail to be commercialized for various reasons, including, but not limited to, the failure to obtain the necessary regulatory approvals.   There is no assurance that our future research and development projects will be successful or that they will be completed within the anticipated time frame or budget.  Also, there is no guarantee that we will receive the necessary approvals from relevant authorities for the production of our newly developed products.  Even if such products could be successfully commercialized, there is no assurance that they will be accepted by the market as anticipated.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and continue to experience, growth in our operations which has placed, and will continue to place, significant demands on our management, operational and financial infrastructure.  If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results.  To effectively manage this growth, we will need to continue to improve our operational, financial, and management controls and our reporting systems and procedures.  These systems enhancements and improvements may require significant capital expenditures and management resources.  Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions form part of our strategy to further expand our business.  If we are presented with appropriate opportunities, we may acquire additional companies, products or technologies. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Our company has little experience with integrating newly acquired businesses.  Potential problems encountered by each organization during mergers and acquisitions would be unique, posing additional risks to the company.  The diversion of our management’s attention and any difficulties encountered in any integration process could have an adverse effect on our ability to manage our business.  Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new operations, technologies and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, relationships with employees, customers and suppliers as a result of integration of new businesses.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services, and brand.

Our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services.  For example, effective intellectual property protection may not be available in China and other countries in which our products are sold.  Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights is costly and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We rely on patent and trade secret laws that are complex and difficult to enforce and we may not be able to prevent others from unauthorized use of our intellectual property.  If we are not able to adequately secure and protect, or if we fail to prevent the loss or misappropriation of, or disputes over, our patent, trademark and other proprietary rights, we will lose our competitive advantage and our business will be materially affected.

The continued success of our business is dependent on our intellectual property portfolio, which consists of globally registered trademarks, design patents and utility patents related to polypeptide-based products.  We currently have two patents, Soy Polypeptide Powder with lipid lowering function and Soybean Polypeptide Powder without bitterness.  We have applied for three additional patents covering a preparation method of rapeseed peptide from defatted rapeseed by direct enzymatic hydrolysis, Processing method of Spirulina Polypeptide and a preparation method of corn peptide from zein.  The patent applications are subject to approval from the relevant PRC authorities. We may not be able to successfully obtain the approval of the PRC authorities for our patent applications.  Furthermore, third parties may assert claims to our proprietary procedures, technologies and systems. These proprietary procedures, technologies and systems are important to our business as they allow us to maintain our competitive edge over our competitors.

While we are not aware of any infringement on our intellectual property and we have not been notified by any third party that we are infringing on their intellectual property, our ability to compete successfully and to achieve future revenue growth will depend, in significant part, on our ability to protect our proprietary technology and operate without infringing upon the intellectual property rights of others.  The legal regime in China for the protection of intellectual property rights is still at its early stage of development. Intellectual property protection became a national effort in China in 1979 when China adopted its first statute on the protection of trademarks.  Since then, China has adopted its Patent Law, Trademark Law and Copyright Law and promulgated related regulations such as the Regulation on Computer Software Protection, Regulation on the Protection of Layout Designs of Integrated Circuits and Regulation on Internet Domain Names.  China has also acceded to various international treaties and conventions in this area, such as the Paris Convention for the Protection of Industrial Property, Patent Cooperation Treaty, Madrid Agreement and its Protocol Concerning the International Registration of Marks.  In addition, when China became a party to the World Trade Organization in 2001, China amended many of its laws and regulations to comply with the Agreement on Trade-Related Aspects of Intellectual Property Rights.  Despite many laws and regulations promulgated and other efforts made by China over the years with a view to tightening up its regulation and protection of intellectual property rights, private parties may not enjoy intellectual property rights in China to the same extent as they would in many Western countries, including the United States, and enforcement of such laws and regulations in China have not achieved the levels reached in those countries.  Both the administrative agencies and the court system in China are not well-equipped to deal with violations or handle the nuances and complexities between compliant technological innovation and non-compliant infringement.

We rely on confidentiality agreements with our management and employees to protect our confidential proprietary information.  However, the protection of our intellectual properties may be compromised as a result of:

•	departure of any of our management members or employees in possession of our confidential proprietary information;

•	breach by such departing management member or employee of his or her confidentiality and non-disclosure undertaking to us;

•	infringement by others of our proprietary information and intellectual property rights; or

•	refusal by relevant regulatory authorities to approve our patent or trademark applications.

Any of these events or occurrences will have a material adverse effect on our operations and the measures that we have put into place to protect our intellectual property rights may not be sufficient.  Litigation to enforce our intellectual property rights could result in substantial costs to us and may not be successful.  If we are not able to successfully defend our intellectual property rights, we might lose rights to technology that we need to conduct and develop our business.  This would seriously harm our business, operating results and financial condition, and enable our competitors to use our intellectual property to compete against us.

Furthermore, if third parties claim that our products infringe their patents or other intellectual property rights, we may be required to devote substantial resources to defend against such claims.  If we are unsuccessful in defending against such infringement claims, we may be required to pay damages, modify our products or suspend the production and sale of such products. We cannot guarantee that we will be able to modify our products on commercially reasonable terms, if at all.

A disruption in the supply of utilities, fire or other calamity at our manufacturing plant would disrupt production of our products and adversely affect our sales.

Our products are manufactured at our production facility located in Hubei Province in the PRC.  While we have not in the past experienced any calamities which disrupted production, any disruption in the supply of utilities, particularly electricity or power supply, or any outbreak of fire, flood or other calamity or natural disaster resulting in significant damage at our facilities would severely affect our production and have a material adverse effect on our business, financial condition and results of operations.

We maintain insurance policies covering losses with respect to damages to our properties and products. We do not have insurance coverage for machinery and inventories of raw materials. There is no assurance that our insurance would be sufficient to cover all of our potential losses.

The nutritional supplement industry in the PRC is strictly regulated and changes in such regulations may have an adverse effect on our business.

The nutritional supplement industry in the PRC is strictly regulated by the state.  The regulatory regime requires administrative approval of supplements, food additives and production, and comprises a series of regulations and administrative rules. From time to time, the PRC regulatory authorities may amend such regulations and administrative rules or promulgate new ones.  Our inability to comply with any such changes in regulations and administrative rules would have an adverse impact on our business.

We may not be able to carry on our business if we lose any of the permits and licenses required by the PRC Government in order to carry on our business.

All nutritional supplement manufacturing and distribution enterprises in the PRC are required to obtain from various PRC governmental authorities certain permits and licenses, including, in the case of manufacturing enterprises and distribution enterprises such as ours, a Food Manufacturing Permit, a Food Product Distribution Permit, and a Good Manufacturing Practice (“GMP”) certificate.

We have obtained permits and licenses and the GMP certificates, required for the manufacture of our nutritional supplement products.  However, the permits and licenses held by us are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of compliance required in relation thereto may from time to time be subject to change.  We intend to apply for the renewal of such permits and licenses when required by applicable laws and regulations.  Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct our business or increase our compliance costs may adversely affect our operations or profitability.   Any failure by us to obtain such renewals may have a material adverse effect on the operation of our business.  In addition, we may not be able to carry on business without such permits and business licenses being renewed.

We may encounter increased competition from both local and overseas enterprises as a result of a relaxation of the PRC regulatory approval process for polypeptide-based biopharmaceutical products or due to an ease in international trade restrictions.  A change in our competitive environment could adversely affect our profitability and prospects.

Our continued ability to compete depends on the development of the polypeptide-based nutritional supplement manufacturing industry in China. The polypeptide-based nutritional supplement manufacturing industry in China is highly regulated by both provincial and central governments.  Prior to engaging in the production and distribution of polypeptide-based nutritional supplement products, companies such as ours are required to obtain production permits and certificates for each new product formulation from the various provincial food and drug authorities.  We have the advantage of having been approved by the state to produce and distribute polypeptide-based nutritional supplement products in Wuhan Province, and our research and development department has become familiar with the provincial product approval process.  However, while we believe that the regulatory requirements pose a competitive barrier to entry into the nutritional supplement industry, there may be new entrants over time.  If the government relaxes these restrictions and allow more competitors to enter into the market, these competitors may have more capital, better research and development resources, manufacturing and marketing capability and experience than us.  Our profitability may be adversely affected if (i) competition intensifies; (ii) competitors drastically reduce prices; or (iii) competitors develop new products having comparable applications or therapeutic effects which are more effective and/or less costly than those produced by us.

In addition we expect that competition from imported products will increase as a result of a trend towards lower import tariffs and China’s admission as a member of the World Trade Organization (“WTO”) in December 2001.  We believe that lower import tariffs will result in more affordable pricing for imported polypeptide-based nutritional supplement products manufactured overseas as compared to domestically manufactured products such as ours.  In addition, China’s membership in the WTO makes it more accessible to foreign biopharmaceutical manufacturers who may wish to set up production facilities in the PRC and compete directly with domestic manufacturers. The expected increased supply of both domestic and foreign competitively priced biopharmaceutical products in the PRC will result in increased competition.  There is no assurance that our strategies to remain competitive can be implemented successfully as scheduled, if at all.  Our inability to remain competitive may have an adverse effect on our profitability and prospects.

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our products consist of herbs, vitamins and minerals and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain innovative ingredients that do not have long histories of human consumption. We generally do not conduct or sponsor clinical studies for our products and previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we have been, and may again be, subjected to various product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business. Finally, given the higher level of self-insured retentions that we have accepted under our current product liability insurance policies, which are as high as approximately $10 million, in certain cases we may be subject to the full amount of liability associated with any injuries, which could be substantial.

An increase in the cost of raw materials will affect sales and revenues.

Raw materials required for polypeptide production include soybeans, collagen extract, eggs, herbs, fish and packaging materials.  Any increase in the prices of these raw materials will affect the price at which we can sell our products.  If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

We may require additional financing to expand and/or fund our operations; our failure to obtain necessary financing may impair our operations.

As of June 30, 2009, we had working capital of approximately $6,561,393.  Our capital requirements in connection with the development of our business are significant.  During the quarter ended June 30, 2009, we spent approximately $1,925,676 for the purchase of raw materials and equipment, and paid our key personnel $85,000 for their services and consulting.  We may require additional financing to fund and expand our operations.  If we seek to obtain additional financing through sales of our securities, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us.  In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates.  The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock prices.  The inability to obtain additional financing on favorable terms, if at all, could have a material adverse effect on our business.

We may need to obtain additional debt or equity financing which may result in dilution to our shareholders and have a material adverse economic effect on our business.

We may need to obtain additional debt or equity financing to fund our capital expenditures.  Additional equity financing may result in dilution to our shareholders.  Additional debt financing may be required, which, if obtained, may:

•	limit our ability to pay dividends or require us to seek consents for the payment of dividends;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to pursue our growth plan;

•
require us to dedicate a substantial portion of our cash flow from operations as payment for our debt, thereby reducing availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and/or

•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot assure you that we will be able to obtain the additional financing on terms that are acceptable to us, if at all.

Our cash flow could be negatively affected as a result of our extension of relatively long payment terms to customers that we believe are credit worthy.

As is customary in our industry, we extend relatively long payment terms (up to six months) to customers that we believe are credit worthy.  The dollar amount of our accounts receivable net of allowance for doubtful accounts as of June 30, 2009 was $5,219,570. Although we attempt to establish appropriate reserves for our receivables, those reserves may not prove to be adequate in view of actual levels of bad debts. The failure of our customers to pay us timely would negatively affect our working capital, which could in turn adversely affect our cash flow.

We face risks associated with debt financing (including exposure to variation in interest rates).

Our total liabilities as of June 30, 2009 were $ 14,915,936, of which $574,280 consisted of short term loans. Our obligations under our existing loans have been mainly met through the cash flow from our operations and our financing activities.  We are subject to risks normally associated with debt financing, including the risk of significant increase in interest rates and the risk that our cash flow will be insufficient to meet required payment of principal and interest.  In the past, cash flow from operations had been sufficient to meet payment obligations and/or we have been able to roll over our borrowings.  There is however no assurance that we will be able to do so in the future. We may also underestimate our capital requirements and other expenditures or overestimate our future cash flows.  In such event, additional capital, debt or other forms of financing may be required for our working capital.  If any of the aforesaid events occur and we are unable for any reason to raise additional capital, debt or other financing to meet our working capital requirements, our business, operating results, liquidity and financial position will be adversely affected.

RISKS RELATING TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in, and substantially all of our revenue is sourced from, the PRC. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time.  This could either benefit or damage our operations and profitability.  Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), in many ways.  For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China.  As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of other OECD member countries.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the legal protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

Substantially all of our executive officers reside in the PRC, and substantially all of our assets are located within the PRC. It may not be possible for investors to effect service of process upon those persons in the PRC or to enforce any judgment obtained from non-PRC courts against them in the PRC or against our assets in the PRC.

In China, if a foreign party wants to petition to recognize and enforce a foreign judgment, it has to petition to a PRC intermediate court for such recognition and enforcement.   After receiving such a petition, a Chinese court has broad discretion in evaluating whether to enforce foreign judgments according to international treaties into which China has entered, or by the principle of reciprocity.  If the PRC and the foreign country have not entered into or acceded into any international treaties and both countries do not have established reciprocity relationships, the judgment made by the court of the foreign country will not be recognized and enforced in China.  In such case the foreign party would have to institute a lawsuit with the PRC court having jurisdiction over the action if it wishes to enforce the judgment.

In 1987, China acceded to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the “New York Convention”).  Under the New York Convention, arbitral awards rendered in other signatory countries are recognized and enforceable in China.  However, thus far, China has not yet acceded to the Hague Convention on the Recognition and Enforcement of Foreign Judgments in Civil and Commercial Matters, or the Hague Convention, nor does it have treaties providing for the reciprocal recognition and enforcement of judgments of courts in the United States, the United Kingdom, Japan or many other countries.  Therefore recognition and enforcement in China of judgments of a court in any of these jurisdictions in respect of any matter not subject to a binding arbitration provision may be difficult or impossible.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in Renminbi and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

Our primary source of funds for dividends and other distributions from our operating subsidiaries in China are subject to various legal and contractual restrictions and uncertainties, and our ability to pay dividends or make other distributions to our shareholders are negatively affected by those restrictions and uncertainties.

We are a company established in Delaware and conduct our core business operations through Cantix’s principal operating subsidiaries, Tallyho and Wuhan Anti-Aging, in China.  As a result, our profits available for distribution to our shareholders are dependent on the profits available for distribution from Tallyho and Wuhan Anti-Aging.  If either subsidiary incurs debt on its own behalf, the debt instruments may restrict its ability to pay dividends or make other distributions, which in turn would limit our ability to pay dividends on our shares.  Under the current PRC laws, because we are incorporated in the Delaware, Cantix’s PRC subsidiaries are regarded as a sino-foreign joint venture enterprise in China.  Although dividends paid by foreign invested enterprises, such as wholly foreign-owned enterprises and sino-foreign joint ventures, are not subject to any PRC corporate withholding tax, the PRC laws permit payment of dividends only out of net income as determined in accordance with PRC accounting standards and regulations.  Determination of net income under PRC accounting standards and regulations may differ from determination under U.S. GAAP in significant aspects, such as the use of different principles for recognition of revenues and expenses.  In addition, if we make additional capital contributions to Cantix’s PRC subsidiaries (which may occur through the capitalization of undistributed profits), then additional approval of the PRC government would be required due to an increase in our registered capital and total investment in Tallyho and Wuhan Anti-Aging.  Under the PRC laws, Tallyho and Wuhan Anti-Aging are required to set aside a portion of its net income each year to fund designated statutory reserve funds.  These reserves are not distributable as cash dividends.  As a result, our primary internal source of funds of dividend payments from our subsidiaries are subject to these and other legal and contractual restrictions and uncertainties, which in turn may limit or impair our ability to pay dividends to our shareholders.  Moreover, any transfer of funds from us to our subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to registration with or approval by PRC governmental authorities.  These limitations on the flow of funds between us and our subsidiaries could restrict our ability to act in response to changing market conditions. We currently do not intend on paying any dividends in the future and expect to retain all available funds to support our operations and to finance growth and development of our business. We have never declared dividends or paid cash dividends.  Our board of directors will make any future decisions regarding dividends.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future.  Therefore, any gains on an investment in our Common Stock will likely occur through an increase in our stock price, which may or may not occur.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange (“SAFE”), issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company (“SPV”), for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries.  However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.  In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75.  We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures.

The value of our securities will be affected by the currency exchange rate between U.S. dollars and RMB.

The value of our Common Stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated.  For example, if we need to convert U.S. dollars into RMB for our operational needs and the RMB appreciates against the U.S. dollar at that time, our financial position, our business, and the price of our Common Stock may be harmed.  Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our Common Stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Our procurement strategy is to diversify our suppliers both in the PRC and overseas.  Additionally, some of our raw materials and major equipments are currently imported.  These transactions are often settled in U.S. dollars or other foreign currency.  In the event that the U.S. Dollar or other foreign currency appreciate against the RMB, our costs will increase.  If we cannot pass the resulting cost increase to our customers, our profitability and operating results will suffer.  In addition, because our sales to international customers are growing, we are subject to the risk of foreign currency depreciation.

A downturn in the economy of China may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO OUR COMMON STOCK

There is not now, and there may not ever be, an active market for our Common Stock and we cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

There currently is a limited market for our Common Stock. We plan to file an application to list our Common Stock on a national exchange as soon as practicable, however,  we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.  Our Common Stock is currently quoted in the OTCBB and, as such investors may find it difficult to obtain accurate quotations as to the market value of our Common Stock and trading of our Common Stock may continue to be extremely sporadic and a more active market for our Common Stock may never develop.  In addition, we believe that our Common Stock is considered to be a “penny stock” under criteria set forth in SEC regulations.  As a result, various requirements are on broker-dealers who sell our Common Stock to persons other than established customers and accredited investors.  Consequently, as long as our Common Stock is a “penny stock”, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries.  While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.  In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below.  We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.  If we determine that we will pay dividends to the holders of our Common Stock, we cannot assure that such dividends will be paid on a timely basis.  As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our company and your shares may become worthless.  If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Investor confidence and market price of our shares may be adversely impacted if we or our independent registered public accountants are unable to attest to the adequacy of the internal controls over our financial reporting as of September 30, 2010, as required by Section 404 of the U.S. Sarbanes-Oxley Act of 2002.

We are subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”).  The SEC, as directed by Section 404 of the U.S. Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report of management of their internal control structure and procedures for financial reporting in their annual reports on Form 10-K that contain an assessment by management of the effectiveness of their internal controls over financial reporting.  In addition, independent registered public accountants of these public companies must attest to and report on management’s assessment of the effectiveness of their internal controls over financial reporting.  These requirements will first apply to our annual report on Form 10-K for the fiscal year ended on September 30, 2010, and the auditor attestation will be required in our annual report on Form 10-K for the fiscal year ended on September 30, 2010.

The rights of the holders of Common Stock may be impaired by the potential issuance of preferred stock.

Our Certificate of Incorporation, as amended authorizes the Company to issue preferred stock and gives our board of directors the right to issue shares of preferred stock and to designate the rights, privileges and preferences of such class of preferred stock.   As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of Common Stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our Common Stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Preferred Shares restricts our ability to issue additional series of preferred stock, we may issue such shares in the future.

The issuance of shares through our stock compensation plans may dilute the value of existing stockholders and may affect the market price of our stock.

Although we do not have an option or other equity-based incentive plan at present, in the future we may use stock options, stock grants and other equity-based incentives, to provide motivation and compensation to our officers, employees and key independent consultants. The award of any such incentives will result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price. The exercise of these options and the sale of the underlying shares of Common Stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview of Our Business

Through Cantix’s PRC operating subsidiaries, Tallyho, Haopu, and Wuhan Anti-Aging, we are primarily engaged in the design, manufacturing and marketing of polypeptide-based nutritional supplements and health foods.  Our products are sold to customers primarily in China, through an established network of sales agents.  In 2005, we began selling our nutritional supplement products in Taiwan and Malaysia through local distributors.

Our products are primarily manufactured in our production facilities located on 8,529 square meters of land in the Hannan Economic Development Zone in Wuhan, China.  Our products have been tested and approved by domestic and Malaysian governmental safety agencies such as the Ministry of Health Malaysia, and the SFDA and MOH in China.  Our research and development efforts are conducted at Tallyho’s facilities in Wuhan, China.

Our sales revenue for the fiscal years ended September 30, 2008 and 2007 were $35,590,341 and $1,970,673, respectively, and our net income for the fiscal years ended September 30, 2008 and 2007 were $10,240,474 and $43,162, respectively.  In the fiscal year ended September 30, 2008, $28,947,347, or 81.33% of our sales revenue, was generated from sales of our Protein Powder.  We expect our revenues to continue to grow in future periods as a result of our plans to extend our distribution network and expand our manufacturing capacity.

Principal Factors Affecting Our Financial Performance

Production Capacity

Our sales volume is limited by our annual production capacity.  As we grow our business in the future, our ability to fulfill additional and larger orders will be dependent on our ability to increase our production capacity.  Our plan to expand our production capacity will depend on, inter alia, the availability of capital to meet our needs of expansion or upgrading of production lines, and the availability of a steady supply of raw materials.

Currently, our production capacity is 250 tons per annum.  We estimate that the production capacity of our major competitors ranges from 250 tons to 1000 tons per annum.

Competition

We are subject to intense competition from other producers of polypeptide products, both foreign and domestic.  These competitors may have more capital, better research and development resources, manufacturing and marketing capability and experience than us.  In our industry, we compete based upon product quality, product cost, ability to produce a diverse range of products and logistical capabilities.  Our profitability may be adversely affected if (i) competition intensifies; (ii) competitors drastically reduce prices; or (iii) competitors develop new products or product substitutes having comparable medicinal applications or therapeutic effects which are more effective and /or less costly than those produced by us.

Market and Macro-Economic Trends

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Further, we are reliant on additional financing to support our intended growth and business plan.  There can be no assurance that the recent downturn in the global economy will reverse and will not have a negative effect on our business.

Results of Operations

As a result of the Exchange, Cantix became a wholly-owned subsidiary of Hamptons and its four direct and indirect subsidiaries, Moneyeasy, Tallyho, Wuhan Anti-Aging, and Haopu, became Hamptons’ indirect subsidiaries.  Our primary business is now the research and development, manufacturing and marketing of polypeptide-based nutritional supplements and health foods.

The financial information discussed below represents the financial information of Cantix and its subsidiaries prior to the Exchange.

Consolidated Comparison of Nine Months Ended June 30, 2009 and June 30, 2008 (Unaudited)

The following table summarizes the results of our operations during the fiscal quarters ended June 30, 2009 and provides information regarding the dollar and percentage increase or (decrease) from the third quarter of fiscal year 2009 to the same period of 2008.

 (All amounts are in U.S. dollars)

	Nine Months Ended		Increase	Percentage Increase
Item	30-Jun-09	30-Jun-08	(Decrease)	(Decrease)
Revenues	25,272,971	25,758,585	-485,614	-1.89%
Cost of Sales	1,597,977	1,337,877	260,100	19.44%
Gross Profit	23,674,994	24,420,708	-745,714	-3.05%
Selling and Administrative Expenses	15,022,666	14,741,486	281,180	1.91%
Salary	—	—	—	—
R&D Expense	—	—	—	—
Income (Loss) From Operations	8,652,328	9,679,222	1,026,894	-10.61%
Interest Expense	41,636	35,521	6,115	17.22%
Net Income	6,578,832	6,830,953	-252,121	-3.69%

Revenues

Net sales for the nine months ended June 30, 2009 totaled $25,272,971, compared to $25,758,585 for the same period in 2008, a decrease of $485,614, or approximately 1.89%.  The total revenue for the nine months ended June 30, 2009 is as much as the same period in 2008.

Cost of Sales

Cost of sales for the nine months ended June 30, 2009 totaled $1,597,977, or approximately 6.32% of net sales, compared to $1,337,877, or approximately 5.19% of net sales, for the same period in 2008.

Gross Profit

The gross profit decreased by $745,714, or 3.05%, to $23,674,994 for the nine months ended June 30, 2009, from $24,420,708 for the same period in 2008.  However, as a percentage of sales revenue, our cost of revenues increased by 1.13% from 5.19% for the nine months ended June 30, 2008, to 6.32% for the same period in 2009.  The increase in our cost as a percentage of revenues is due primarily to increased cost of material and cost of products.

Selling and Administrative Expenses

Selling and administrative expenses for the nine months ended June 30, 2009 totaled $15,022,666 or approximately 59% of net sales, compared to $14,741,486 or approximately57% of net sales, for the same period in 2008. This increase was primarily due to the fact that Haopu spent more money on promotion activities.

Income (Loss) from Operations

Income from operations in the nine months ended June 30, 2009 was $8,652,328 as compared to income from operations of $9,679,222 for the same period in 2008, a decrease of $1,026,894, or approximately 10.61%. This decrease was due to the increased cost.

Interest Expense

Interest expense for the nine months ended June 30, 2009 totaled $41,636, compared to $35,521 for the same period in 2008, an increase of $6,115.

Net Income

Net income was $6,578,832 for the nine months ended June 30, 2009, compared to net income of $6,830,953 for the same period in 2008, a decrease of $252,121.

Year Ended September 30, 2008 compared to the fiscal year ended September 30, 2007

The following table summarizes the results of our operations during the fiscal years ended September 30, 2008 and 2007 and provides information regarding the dollar and percentage increase or (decrease) from the 2007 fiscal year to the 2008 fiscal year.

(All amounts are in U.S. dollars)

			Increase	Percentage Increase
Item	FY 2008	FY 2007	(Decrease)	(Decrease)
Revenues	35,590,341	1,970,673	33,619,668	1706.00%
Cost of Sales	2,499,403	1,163,615	1,335,788	114.80%
Selling and Administrative Expenses	20,048,948	607,854	19,441,094	3198.32%
Income (Loss) From Operations	13,041,990	199,204	12,842,786	6447.05%
Interest Expense	48,140	61,771	-13,631	-22.07%
Net income	10,240,474	43,162	10,197,312	23625.67%

Revenues

Net sales for 2008 totaled $35,590,341 compared to $1,970,673 for 2007, an increase of $33,619,668, or approximately 1706.00%. The increase in 2008 was due to the establishment of the subsidiary company in Guangzhou.

Cost of Sales

Cost of sales for 2008 totaled $2,499,403, or approximately 7% of net sales, compared to 1,163,615, or approximately 59% of net sales, for 2007. The decrease in cost of sales as a percentage of net sales was due to the high gross profit margin of Haopu.

Selling and Administrative Expenses

General and administrative expenses for 2008 totaled $20,048,948, or approximately 56% of net sales, compared to $607,854, or approximately 31% of net sales, for 2007. This increase in general administrative expense was mainly due to the fact that Haopu spent much money on promotion activities.

Income (Loss) From Operations

Income from operations in 2008 was $13,041,990 as compared to income from operations of $199,204 for 2007, an increase of 12,842,786 , or approximately 6447%.  This increase was due to the high gross margin rate of Haopu.

Interest Expense.

Interest expense for 2008 totaled $48,140 compared to $61,771 for 2007, a decrease of 13,631.

Net Income (Loss)

Net income was $10,240,474 for 2008, compared to net income of $43,162 for 2007, an increase of $ 10,197,312. This increase was due to the high gross margin rate of Haopu.

Consolidated Cash Flows for the Fiscal Year ended September 30, 2008 and 2007

As of September 30, 2008, we had cash and cash equivalents of $5,918,414.  The following table sets forth a summary of our cash flows for the periods indicated:

(All amounts are in U.S. dollars)
	September 30,
	2008	2007

Net cash (used in) / provided by operating activities	8,351,932	(668,444)
Net cash used in investing activities	3,613,175	491,795
Net cash (used in) / provided by financing activities	947,036	1,143,546
Effect of exchange rate changes on cash and cash equivalents	213,752	1,354
Net increase in cash and cash equivalent	5,899,545	(15,339)
Cash and cash equivalents at the beginning of period	18,869	34,208
Cash and cash equivalents at the end of period	5,918,414	18,869

As of the fiscal year ended September 30, 2008, our unrestricted cash resources were $5,918,414 as compared to $18,869 as of the fiscal year ended September 30, 2007.  We believe that the company will have sufficient funds to meet all the obligations that are due in the next year.

Operating Activities

For the fiscal years ended September 30, 2008 and 2007, net cash used by operating activities totaled $8,351,932 and $668,444, respectively.  This change relates directly to the increase in sales.

Investing Activities

Net cash used for investing activities in the fiscal years ended September 30, 2008 and 2007 was $3,613,175 and $491,795, respectively.  The increase of net cash used for investing activities was mainly attributable to the increase in purchasing of property, plant and equipment.  In 2008 and 2007, $3,647,241 and $254,508 were spent on purchase of property, plant and equipment.

Financing Activities

Net cash used in financing activities in the fiscal year ended September 30, 2008 totaled $947,036 as compared to $1,143,546 provided by financing activities in the fiscal year ended September 30, 2007.  The decrease of the cash provided by financing activities was mainly attributable to the large increase in repayment to the related parties.

As of September 30, 2008, our debt-to-equity ratio was 7.87%.

Loan Facilities

As of September 30, 2008, the Company and its subsidiaries had been extended bank loans with the following terms:

All amounts, other than percentages, are in U.S. dollars

Type	Contracting Party	Maturity Date	Duration	Amount	Monthly Interest Rate
Facility Bank Loan	Agriculture Bank of China, Changjiang Branch	2003-09-28	2 years	379,280	0.525%
Facility Bank Loan	Wuhan Finance Bureau	2001-11-02	2 years	218,815	0.4955%
Facility Bank Loan	Wuhan Pan-Asian	2009-02-02	2 years	688,188	0.6858%

The loans shown in the above table total approximately $1,286,283.  The term of the loan from Agriculture Bank of China and the Wuhan Finance Bureau expired in 2003 and 2001, respectively.  However, the lenders have not yet demanded repayment.  We will repay each of the other loans when they mature, either by an internal source of funds or via a refinancing of said debt.  Interest accrues on a monthly basis based on the original rate.

Interest expense for the nine months ended June 30, 2009 and 2008 totaled $41,636 and $35,521, respectively.

We believe that our currently available working capital, after receiving the aggregate proceeds of the capital raising activities discussed herein, should be adequate to sustain our operations at our current levels through at least the next twelve months.

Obligations Under Material Contracts

Except for our repayment obligations in connection with the loans disclosed herein, as of June 30, 2009, we do not have any obligations under material contracts or agreements.

Critical Accounting Policies

Principles of consolidation

The consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”), include the assets, liabilities, revenues, expenses and cash flows of the Company and all its subsidiaries. This basis of accounting differs in certain material respects from that used for the preparation of the books and records of the Company's principal subsidiaries, which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the PRC (the “PRC GAMY”), the accounting standards used in the place of their domicile. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books and records of the Company's subsidiaries to present them in conformity with US GAAP. All significant inter-company accounts, transactions and cash flows are eliminated on consolidation. Investment in affiliates in which the Company exercises significant influence but do not control and are not the primary beneficiary are accounted for using the equity method.

Use of Estimates

The preparation of the Company’s financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements include some amounts that are based on management’s best estimates and judgments. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, other receivables, inventories, taxes payable, and the estimation on useful lives of property, plant and equipment and intangible assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Revenue Recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable, and collectability is reasonably assured.  Customers do not have a general right of return on products shipped. The number of products returned to the Company was insignificant during past years.  There are no post-shipment obligations, price protection and bill and hold arrangements.

Currency Risk and Foreign Currency Translation

Most of the transactions of the Company were settled in RMB and/or U.S. dollars.  In the opinion of management, the Company does not have significant foreign currency risk exposure.

Transaction gains and losses arising from transactions denominated in a currency other than the functional currency of the entity involved are included in other income (expense), net on the consolidated statements of operations.

Foreign currency translation.  The consolidated financial statements of the Company are presented in United States dollars (“US$”).  Transactions in foreign currencies during the year are translated into US$ at the exchange rates prevailing at the transaction dates.  Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date.  All transaction differences are recorded in the income statement.

The Company uses its local currency, Renminbi (“RMB”), as their functional currency.  On consolidation, the financial statements of the Company are translated from RMB into US$ in accordance with SFAS No. 52, “Foreign Currency Translation.”  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the period.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”), or other institutions authorized to buy and sell foreign currencies.  The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective periods:

September 30, 2008
Balance sheet	RMB 6.8551 to US$1.00
Statement of income and comprehensive income	RMB 7.1106 to US$1.00

September 30, 2007
Balance sheet	RMB 7.5176 to US$1.00
Statement of income and comprehensive income	RMB 7.7257 to US$1.00

Commencing on July 21, 2005, China has adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US$ against the RMB was adjusted from approximately RMB 8.28 per US$1 to approximately RMB 8.11 per US$1 on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of US$ against RMB taking into account supply and demand of RMB, as well as domestic and foreign economic and financial conditions.

Recently Issued Accounting Pronouncements

•
In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on the company's financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. SFAS No.161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

•
In June 2006, the FASB issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 was effective for fiscal years beginning after December 15, 2006. In January 2008, the FASB approved FASB Staff Position (“FSP”) No. FIN 48-6 - “Effective Date of FASB Interpretation No. 48 for Nonpublic Enterprise,” permitting nonpublic enterprises to defer implementation of FIN 48 until the period beginning after December 15, 2007. The Company has not yet determined the impact of the adoption of FIN 48 on its financial statements and footnotes disclosures.

•
In September 2006, the FASB issued SFAS No. 157 Fair Value Measurement.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year.  The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which SFAS No. 157 is initially applied, except in some circumstances where the statement shall be applied retrospectively.  We are currently evaluating the effect, if any, of SFAS No. 157 on our financial statements.

•
In September 2006, the FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R).”  SFAS No. 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect the adoption of SFAS No. 158 to have a material impact on the Company's financial statements.

•
In September 2006, the SEC issued Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This bulletin provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006, by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose.  We do not anticipate that SAB 108 will have a material impact on our financial statements.

•
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.”  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS No. 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS No. 159 are effective for the 2008 fiscal year.  We are in the process of evaluating this guidance and therefore have not yet determined the impact that SFAS No. 159 will have on our financial statements upon adoption.

•
In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations.”   SFAS No. 141R replaces SFAS No. 141, “Business Combinations,” although it retains the fundamental requirement stated in SFAS No.141 that the acquisition method of accounting be used for all business combinations. SFAS No.141R establishes principles and requirements for how the acquirer in a business combination (a) recognizes and measures the assets acquired, liabilities assumed and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in a business combination or a gain from a bargain purchase; and (c) determines what information to disclose regarding the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential effect of SFAS No. 141R on its financial statements.

•
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements.”  SFAS No.160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary, commonly referred to as minority interest.  Among other matters, SFAS No.160 requires: (a) the non-controlling interest be reported within equity in the balance sheet; and (b) the amount of consolidated net income attributable to the parent and to the non-controlling interest to be clearly presented in the statement of income. SFAS No.160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. SFASNo.160 is to be applied prospectively, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company is currently assessing the potential effect of SFAS No.160 on its financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Seasonality

Historically, the Company’s sales revenue for the first and forth quarters in each fiscal year have been better than sales revenue for the second and third fiscal quarters.  We believe that this is partially due to the number of festivals and holiday celebrations that occur in China during our fourth and first fiscal quarters.

PROPERTIES

All land in China is owned by the State or collectives.  Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes.  In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years.  This period may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws.  Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Our executive offices are located at No. 11 Jiangda Road, Jianghan Economic Development Zone, Wuhan City, Hubei Province, China.  Our executive offices consist of approximately 2,780 square meters consisting entirely of administrative office space.  The administrative office is owned by the Company and therefore we do not pay rent for the use of the office space.  The sale offices and service kiosks are leased from individual owners on a month-to-month basis, at an aggregate monthly cost of $11,331.

Our main production facilities are located in the Hannan Economic Development Zone, in Wuhan City, Hubei Province, China.  The total site area is approximately 16,430 square meters. Tallyho purchased the right to use the land and built the production facilities in 1996.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.  We do not have property insurance on any of our properties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 13, 2009: (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at No. 11 Jiangda Road, Jianghan Economical Development Zone, Wuhan, 430023 P.R. China.

Name and Address of Beneficial Owner	Office, if Any	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Officers and Directors
Dongliang Chen	Chairman and CEO	Common Stock	1,875	*

Shengfan Yan	President and Director	Common Stock	0	*

Lirong Hu	Chief Financial Officer, Treasurer and Director	Common Stock	0	*

All officers and directors as a group (3 persons named above)		Common Stock	1,875	*

5% Securities Holder
China Polypeptide Group Ltd. (3) No. 11 Jiangda Road Jianghan Economical Development Zone 430023 Wuhan, P.R. China		Common Stock	1,100,000	88.0%

* Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

(2)
As of November 13, 2009, after the completion of the Exchange and the cancellation of 887,000 shares of Common Stock owned by our former Chief Executive Officer, there were 1,250,000 shares of our Common Stock issued and outstanding.

(3)	Dongliang Chen, our Chief Executive Officer, is the Chief Executive Officer of China Polypeptide Group, Ltd.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, Promoters and Control Persons

In connection with and pursuant to the Exchange Agreement, effective November 13, 2009, John Delaney   resigned as President, Chief Executive officer and Director, and Brien Reidy resigned as Vice President and Secretary of Hamptons and Dongliang Chen, Shengfan Yan, Lirong Hu were appointed as officers and directors.  As such, all of our officers and directors are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in United States courts.

The following sets forth the name and position of each of our current executive officers, directors and significant employees and their ages and titles as of November 13, 2009:

Name	Age	Position
		Chief Executive Officer
Dongliang Chen	47	Chairman of the Board
Shengfan Yan	42	President and Director
Lirong Hu	51	Director, Treasurer, and
		Chief Financial Officer

Dongliang Chen. Dongliang Chen was appointed our Chief Executive Officer and a Director effective November 13, 2009. Since June 2008, Dongliang Chen has served, and he continues to serve, as the Chief Executive Officer and a director of CPG. Mr. Chen is also the Chairman and Chief Executive Officer of Tallyho, a position he has held since December 1996. Prior thereto, Mr. Chen was the CEO of Wuhan Sanrong Group Ltd. From 1990 to 1992, Dongliang Chen was the Chief Technology Officer at Union Technology Limited in Hong Kong from 1990 to 1992.  Mr.Chen is a committee member of China Health Management Association of the Chinese Medical Association and also is a visiting professor at Wuhan Bioengineering Institute of China.

Shengfan Yan. Shengfan Yan was appointed our President and a director effective November 13, 2009.  Since June 2008, Shengfan Yan has served, and he continues to serve, as the President and a director of CPG. Mr. Yan is also the President and a director of Tallyho, positions he has held since November 2007. Prior thereto, Mr. Yan was the President of GuangDong Puzhongren Group, a provider of polypeptide protein and polypeptide capsules, from March 2001 through October 2007.  Prior to his employment at GuangDong Puzhongren, he was the General Sales Manager at GuangDong Zhengguo Group, a provider of Anti-cancer drugs.  Mr. Yan holds an Executive MBA from San Yat-Sen University and a Bachelor degree from HuHan Normal University with a major in History.

Lirong Hu. Lirong Hu was appointed our Chief Financial Officer and Treasurer and a director effective November 13, 2009. Since June 2008, Lirong Hu has served, and she continues to serve, as the Chief Financial Officer and a director of CPG. Ms. Hu is also the Chief Financial Officer and a director of Tallyho.  Ms. Hu was appointed the Chief Financial Officer of Tallyho in 1999 and became a director of Tallyho in November 2007.  Prior thereto, Ms. Hu was an accountant at Wuhan Sandi Electronic Apparatus Company from 1991to 1998.  Ms. Hu received a Bachelor’s degree in Industrial Accounting from Hubei Unversity in 1987.

There are no agreements or understandings for any of our executive officers, directors or significant employees to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws (except where not subsequently dismissed without sanction or settlement), or from engaging in any type of business practice, or a finding of any violation of federal or state securities laws.  To the best of our knowledge and except as set forth below, no petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our directors or officers, or any partnership in which any of our directors or officers was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of our directors or officers was an executive officer at or within two years before the time of such filing.  Except as set forth in our discussion herein, under the heading “Transaction with Related Persons, Promoters and Certain Control Persons; Corporate Governance,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Hamptons Executive Compensation Summary

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid by Hamptons to the following persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Delaney
(former President,	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chief Executive
Officer and
Director) (1)
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Brien Reidy
(former Vice	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President and
Secretary) (2)
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	John Delaney resigned as the Company’s President, Chief Executive Officer and director effective November 13, 2009.

(2)	Brien Reidy resigned as the Company’s Vice President and Secretary effective November 13, 2009.

Cantix Executive Compensation Summary

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid by Cantix to the following persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dongliang Chen
(CEO and	2008	14,069	-0-	-0-	-0-	-0-	-0-	-0-	14,069
Chairman of the
Board of
Directors)	2007	14,069	-0-	-0-	-0-	-0-	-0-	-0-	14,069

Shengfan Yan
(President and	2008	10,551	-0-	-0-	-0-	-0-	-0-	-0-	10,551
Director)
	2007	10,551	-0-	-0-	-0-	-0-	-0-	-0-	10,551

Lirion Hu
(CFO, Treasurer	2008	7,035	-0-	-0-	-0-	-0-	-0-	-0-	7,035
and Director)
	2007	7,035	-0-	-0-	-0-	-0-	-0-	-0-	7,035

Summary of Employment Agreements and Material Terms

Our executive officers are not entitled to severance payments upon the termination of their employment agreements. They are subject to the customary non-competition and confidentiality covenants.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee. All decisions regarding compensation are determined by our board of directors.

Director Compensation

No director has received any cash or other compensation for serving as a director and the Company does not plan to pay any cash or other compensation to any person for serving as a director. The Company does not have any Stock Option Plan or other equity compensation plans.

As a result of the Exchange, Dongliang Chen, Shengfan Yan, Lirong Hu became directors of Hamptons.

Board Committee

Our board of directors does not have any committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was incorporated on March 19, 2007 at which time 985,000 shares of common stock were issued to John Delaney, the Company’s founder, and 15,000 shares of common stock were issued to the Company’s legal counsel for cash at the par value of $0.0001 or a total $100.

Mr. Chen, who is our Chief Executive Officer and a director, is also the Chief Executive Officer and a director of CPG.  CPG is the holder of 88% of our outstanding Common Stock.

Pursuant to a Patent License Agreement, between Mr. Chen and Wuhan Tallyho Biological Product Lts., our subsidiary, Mr. Chen has licensed to Tallyho the rights to use certain processes and technologies for which Mr. Chen has filed patent applications.

Director Independence

Our board of directors has not yet appointed an independent director that possesses the accounting or related financial management experience that qualifies as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules, or that would qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings in the ordinary course of our business.  We are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is traded over-the-counter on the OTC Bulletin Board under the designation HMEX and there is no established public trading market for our Common Stock.

Holders

As of September 30, 2009, there were approximately 50 stockholders of record of our Common Stock.  The number of record holders does not include persons who held our Common Stock in nominee or “street name” accounts through brokers.

Dividend Policy

We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not have any stock option plan or other equity compensation plans.

DESCRIPTION OF SECURITIES

On November 5, 2009 we filed a certificate of amendment to our certificate of incorporation which increased our authorized capital stock to 120,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.  No shares of preferred stock have been designated, issued or are outstanding.  Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.  Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;
•
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock.  However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us.  This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal.  The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

 Common Stock

Our certificate of incorporation authorizes the issuance of 120,000,000 shares of common stock. As of November 13, 2009, there were 1,250,000 shares of Common Stock issued and outstanding.  The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities.  This prohibition does not apply if: the transaction is approved by the board of directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders.  Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

listed on a national securities exchange,

included in the national market system by the National Association of Securities Dealers, or held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records.  This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand.  It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares.  Shareholders having this right are to be granted inspection rights upon five days' written notice.  The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 2nd Ave South, Suite 300, St. Petersburg, Florida, 33701, Phone (727)289- 0069

RECENT SALES OF UNREGISTERED SECURITIES

On March 19, 2007 we issued 985,000 shares of our common stock to John Delaney, our former president for $98.50.  On March 19, 2007 we also issued 15,000 shares of our common stock to Frank J. Hariton, Esq for $1.50.  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  All of the shares issued in such transactions bear an appropriate restrictive legend.

An additional 37,000 shares were issued to 35 shareholders for $37,000 paid in cash ($1.00 per share) during the period from June 2007 to May 2008. These shares were issued in a private offering pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

Exchange Agreement

Pursuant to the Exchange Agreement, we issued 1,100,000 shares of our Common Stock to China Polypeptide Group in exchange for all of the outstanding capital stock of Cantix.  The shares of Common Stock issued to China Polypeptide Group were issued pursuant to the exemption from registration provided pursuant to Section 4(2) of the Act.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. The Company’s Certificate of Incorporation and Bylaws eliminate the liability of the directors of the registrant for monetary damages to the fullest extent permissible under Delaware law. In addition, the registrant’s Amended and Restated Articles of Incorporation and Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Delaware law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required by this item begin on page F-1 hereof.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Directors

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2009, concurrent with the Exchange with CPG, we adopted the fiscal year end of Cantix, thereby changing our fiscal year end from December 31 to September 30. The audited financial statements for the new fiscal year will be reflected in the Company’s Form 10-K for the year ending September, 2009.

On November 5, 2009, filed an amended to our certificate of incorporation to increase our authorized shares of Common Stock from 20,000,000 to 120,000,000 shares of Common Stock.  We did not change the number of authorized shares of preferred stock.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Exchange. As a result of the Exchange, Cantix became our wholly-owned subsidiary and main operating business. Consequently, upon the closing of the Exchange we ceased to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report above, which information is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of Cantix as of September 30, 2008 and 2007 and unaudited financial statements as for the nine months ended June 30, 2009 and 2008 are appended to this report beginning on page F-1.

(b)	Pro forma financial information.

The Pro Forma Financial Information concerning the acquisition of the business operations of the Company are appended to this report beginning on page F-37.

(c)  Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d) The following exhibits are filed with this report:

EXHIBITS

Exhibit
Number	Exhibit Title
3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment of Certificate of Incorporation (2)

3.2(a)	Certificate of Amendment of Certificate of Incorporation

3.3	Bylaws(1)

2.1	Stock Exchange Agreement, dated as of November 13, 2009, by and among China Polypeptide Group Ltd., Cantix International Limited and Hamptons Extreme, Inc.

10.1
Agreement for Return on Purchase Price, dated as of July 14, 2008, by and among Wuhan Tallyho Biological Product Co., Ltd. (“Tallyho”), Wuhan Polypeptide Anti-Aging Research and Development Co., Ltd. (“Wuhan Anti-Aging”), Moneyeasy Industries Limited and the shareholders of Tallyho and Wuhan Anti-Aging.

10.2	Tallyho Acquisition Agreement, dated November 5, 2007, among Moneyeasy Industries Limited, Wuhan Tallyho Biological Product Co., Ltd. (“Tallyho”) and the shareholders of Tallyho.

10.3
Wuhan Anti-Aging Acquisition Agreement, December 18, 2007, between Moneyeasy Industries Limited, Wuhan Polypeptide Anti-Aging Research and Development Co., Ltd. (“Wuhan Anti-Aging”) and the shareholders of Tallyho.

10.4
Ceiling Amount Security and Loan Contract between Wuhan Xianfeng Rural Credit Cooperative and Wuhan Fanya Peptide Material Research Ltd. Wuhan Tallyho Biological Product Ltd is the Mortgager for the loan of a maximum amount of RMB 5,000, 000 from January 25, 2008 and January 25, 2013.

10.5	Loan Agreement, dated as of December 5, 2008, between Guangdong Hope Polypeptide Biotechnology Co., Ltd and Era Biotechnology (Shenzhen) Co., Ltd.

10.6	Supplementary Agreement, dated as of July 28, 2009, between Guangdong Hope Polypeptide Biotechnology Co., Ltd and Era Biotechnology (Shenzhen) Co., Ltd.

10.7	Agency Contract, dated as of June 30, 2009, between Guangdong Hope Polypeptide Biotechnology Co., Ltd and Jinjiang Shukun Food Trade Co., Ltd

10.8	Supplementary Agreement, dated as of October 26, 2009, between Guangdong Hope Polypeptide Biotechnology Co., Ltd and Jinjiang Shukun Food Trade Co., Ltd

21.1	List of Subsidiaries of the Registrant.

(1) Incorporated by reference to the exhibit of the same number to our registration statement on Form S-1 filed with the SEC on May 23, 2008;
(2) Incorporated by reference to the exhibit 3.2 to our registration statement on Form S-1 filed with the SEC on May 23, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HAMPTONS EXTREME, INC.

Date: November 16, 2009
/s/ Dongliang Chen
Name: Dongliang Chen
Title: Chairman and Chief Executive Officer

CANTIX INTERNATIONAL LIMITED
Unaudited Financial Statements
For Nine Months Ended June 30, 2008 and 2009
Audited Financial Statements
2007 and 2008 fiscal year
(Stated in U.S. dollars)

Cantix International Limited
Consolidated Financial Statements
June 30, 2009

Cantix International Limited and Subsidiaries
Consolidated Balance Sheets

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Assets
Current assets
Cash and cash equivalents	$5,940,270	$5,918,414
Accounts receivable, net	5,219,570	1,624,348
Inventories, net	323,113	551,219
Prepayments and other receivables	9,391,764	5,563,638
Deferred tax assets	191,350	159,058
Other assets	411,262	409,513
Total current assets	21,477,329	14,226,190

Non-current assets
Property, plant and equipment, net	6,998,556	2,748,656
Long term investment	254,079	482,212
Land use right, net	283,939	134,207
Prepayment for construction	-	2,917,536
Goodwill	113,637	113,153
	$29,127,540	$20,621,954

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$240,848	$316,154
Accrued expenses and other liabilities	2,744,559	3,025,633
Taxes payable	5,007,530	2,419,551
Short-term loans	574,280	598,095
Amounts due to related companies	6,348,719	6,660,838
Total current liabilities	14,915,936	13,020,271

Shareholders’ equity
Common stock: authorized 50,000 shares, Par value US$1, 1 share issued and outstanding	1	1
Additional paid-in capital	169,843	169,843
Unappropriated retained earnings	12,899,204	6,449,420
Appropriated retained earnings	1,144,448	1,015,400
Accumulated other comprehensive loss	(1,892)	(32,981)
Total shareholder’s equity	14,211,604	7,601,683
	$29,127,540	$20,621,954

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income

	Three months ended June 30,		Nine months ended June 30,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$8,402,819	$9,039,597	$25,272,971	$25,758,585
Cost of sales	313,903	462,689	1,597,977	1,337,877

Gross margin	8,088,916	8,576,908	23,674,994	24,420,708

Operating expenses
Selling and administrative expenses	6,020,038	5,000,326	15,022,666	14,741,486

Operating income	2,068,878	3,576,582	8,652,328	9,679,222

Other income (expense)
Interest expense, net	(19,510)	(13,691)	(41,636)	(35,521)
Investment gain (loss)	(6,843)	(57,023)	11,544	(60,576)
Other income (expense)	426,319	(71,129)	431,359	(71,254)
	399,966	(141,843)	401,267	(167,351)
Income before income tax expense	2,468,844	3,434,739	9,053,595	9,511,871

Income tax expense	748,673	967,211	2,474,763	2,680,918

Net income	1,720,171	2,467,528	6,578,832	6,830,953

Other comprehensive income
Foreign currency translation gain (loss)	(2,049)	73,977	31,088	(277,703)

Comprehensive income	$1,718,122	$2,541,505	$6,609,920	$6,553,250

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Cash Flows

	Nine months ended June 30,
	2009	2008
	Unaudited	Unaudited
Cash flow from operating activities
Net income	$6,578,832	$6,830,953
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	234,587	140,759
Bad debt allowance	38,586	32,812
Gain (loss) on investment in associates	(11,544)	60,576

Changes in operating assets and liabilities
Accounts receivable	(3,584,416)	(93,595)
Inventories	230,509	27,079
Prepayment and other receivables	(3,994,899)	(3,421,996)
Other assets	(31,619)	10,409
Accounts payable	(76,673)	44,023
Taxes payable	2,578,186	1,314,721
Accrued expenses and other current liabilities	(392,923)	744,101

Net cash provided by operating activities	1,568,627	5,689,842

Cash flow from investing activities
Purchases of property, plant and equipment	(77,711)	(676,974)
Cash paid for acquisition of land use right	(2,660)	-
Cash paid for construction in progress	(1,465,309)	-

Net cash used in investing activities	(1,545,680)	(676,974)

Cash flow from financing activities
Proceeds from additional capital contributions	-	1,955,651
Repayment on short-term bank loan	(26,376)	(5,578)

Net cash (used in) provided by financing activities	(26,376)	1,950,073

Effect of exchange rate fluctuation on cash and cash equivalents	25,285	323,866

Net increase in cash and cash equivalents	21,856	7,286,807

Cash and cash equivalents, beginning of period	5,918,414	18,869

Cash and cash equivalents, end of period	$5,940,270	$7,305,676

Supplemental disclosure of cash flow information:

Income taxes paid	$554,309	$1,898,867
Interest paid	$75,878	$42,013

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(1)  Principal Activities and Organization

The accompanying financial statements include the accounts of the following

Cantix International Limited (“Cantix”) was incorporated in the Bristish Virgin Islands (the “BVI”) on January 29, 2007. Cantix has a wholly owned subsidiary, Moneyeasy Industries Limited (“Moneyeasy”), a company incorporated in Hong Kong on August 25, 2006. These companies are holding companies with minimum activities.

Wuhan Tallyho Biological Product Co., Limited (“Wuhan Tallyho”) was founded on December 2, 1996 in the People Republic of China (the “PRC”) and has been engaged in the research, production and sales of polypeptide-based health products and anti-aging food. Wuhan Tallyho has developed over 70 products.

Guangdong Hopsun Polypeptide Biological Technology Co., Limited (“Guangdong Hopsun”) was founded on November 13, 2007 in the PRC. It is a wholly owned subsidiary of Wuhan Tallyho with $1,424,055 (RMB10,000,000) paid-in capital and specializes in service-based sales of health and anti-aging products.

Wuhan Anti-aging Research & Development Co., Limited (“Anti-aging”) was founded on June 13, 2007 in the PRC, with $1,045,246 (RMB 8,000,000) paid-in capital and specialized in research, development and sales of polypeptide-based health products and anti-aging foods. Prior to Moneyeasy’s acquisition of Anti-aging on December 18, 2007, Wuhan Tallyho had a 30% ownership interest in Anti-aging.

On November 5, 2007, Moneyeasy entered into an agreement to acquire all the capital of Wuhan Tallyho. Since Cantix, Moneyeasy and Wuhan Tallyho are controlled by the same ultimate individual, these companies are deemed to be under common control and the assets and liabilities will be transferred at their carrying amounts for business acquisition. Pursuant to the terms of the acquisition agreement, all the original shareholders of Wuhan Tallyho will receive a cash consideration from Moneyeasy in the amount of $5,854,361 (RMB40,230,000) for all payment of the capital of Wuhan Tallyho. This transaction was completed on December 26, 2007.

On December 18, 2007, Moneyeasy entered into another agreement to acquire all the capital of Anti-aging for $1,164,178 (RMB8,000,000). The transaction was completed on January 3, 2008. The Company recorded a purchase price of $814,925(RMB5,600,000) in other payable on the balance sheet as of September 30, 2008, which is payable to the former owners of Anti-aging that had 70% ownership interest in Anti-aging. The remaining purchase price of $349,253 (RMB2,400,000) due to Wuhan Tallyho for its 30% ownership interest in Anti-aging was eliminated upon consolidation. Upon completion of the acquisition, Moneyeasy controls two wholly owned subsidiaries, Wuhan Tallyho and Anti-aging.

Cantix International Limited and subsidiaries are collectively referred to as the “Company”.

(2) Summary of Significant Accounting Policies and Practices

(a)  Basis of Presentation

The consolidated financial statements for the nine months ended June 30, 2009 and 2008 include the financial statements of Cantix, Moneyeasy and its subsidiaries, Wuhan Tallyho, Anti-aging and Guangdong Hopsun, the subsidiary of Wuhan Tallyho. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions have been eliminated in combination or consolidation.

(b) Use of estimation

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(c) Cash and Cash equivalents

Cash and cash equivalents represent cash on hand and deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(d) Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2009 and September 30, 2008 $113,275 and $117,365 allowance for doubtful accounts was provided respectively.

 (e) Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing the net realizable value on a periodic basis.  If inventory is written down to net realizable value, the write-down is charged to expense.

(f) Other receivables

As needed for normal business purposes, the Company advances predetermined amounts based upon internal policy to certain employees and unrelated parties to ensure certain transactions to be performed in a timely manner. The Company has full oversight and control over the advanced accounts. As of June 30, 2009 and September 30, 2008, $117,098 and $73,583allowance for doubtful accounts was provided respectively.

(g) Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment.

Depreciation on property, plant and equipment is calculated on the straight-line method after taking into account their respective estimated residual values over the estimated useful lives of the assets as follows:

Useful lives
Buildings	20~40 years
Machinery and equipment	5~10 years
Furniture and office equipment	2~5 years
Motor vehicles	5 years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

(h)  Land Use Rights

Land use rights are carried at cost and charged to expense on a straight-line basis over the period the rights are granted, 50 years.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(i)   Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of June 30, 2009 and September 30, 2008.

(j) Long term Investments

(i)       Investment in associates

Investment in associates consists of ownership in associated companies, which the Company exercises significant influence, are accounted for under the equity method of accounting. Under the equity method of accounting, an investee’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Income; however, the Company’s share of the earnings or losses of the investee are reflected in the caption “Investment gain (loss)” in the consolidated statements of income. The Company’s carrying value in an equity method investee is reflected in the caption “Long term Investment” in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method investee is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the investee or has committed additional funding. When the investee subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

(ii)       Investment in private financial institution

Investment in private financial institution consists of ownership in the private financial institution, which the Company does not exercise significant influence, are accounted for under the cost method of accounting. Under cost method, the Company’s share of the earnings or losses of the investee are not reflected in investment gain (loss) in the consolidated statement of income, unless the investees announce dividend distribution.

(k) Goodwill

Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired. Goodwill and certain other intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have definite lives are amortized over their useful lives. Goodwill and indefinite lived intangible assets are subject to impairment testing annually as of the fiscal year-end or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable, using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

(l)  Statutory surplus reserve

In accordance with the Company Law of the PRC, Wuhan Tallyho, Guangdong Hopsun and Anti-aging are required to set aside 10% of its income after income taxes prepared in accordance with the PRC accounting regulations to the statutory surplus reserve until the balance reaches 50% of its registered capital, whether further appropriation, if any, will be at the directors’ recommendation. As of June 30, 2009, $1,144,448 was provided for statutory surplus reserve.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(m) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104. All of the following criteria must exist in order for the Company to recognize revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Sales are recognized when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

In the PRC, value added tax (the “VAT”) of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not recorded as revenue of the Company; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

(n) Research and Development Costs

Research and development costs are expensed as incurred.  These expenses consists the costs of the Company’s internal research and development activities and the costs of developing new products and enhancing existing products. Research and development costs amounted to $85,578 and $123,121 for the nine months ended June 30, 2009 and 2008 were recorded in administrative expenses respectively.

(o) Foreign Currency Translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and Shareholders’  equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of Shareholders’  equity.

The exchange rates applied are as follows:

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Period (year) end RMB exchange rate	6.8259	6.8551
Average RMB exchange rate – period (year) ended	6.8245	7.1106

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(p) Income Taxes

(i)        Income tax

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

(ii)       Value added tax

Wuhan Tallyho and Anti-aging and Guangdong Hopsun are qualified as an ordinary value-added taxpayer and the applicable tax rate for domestic sales is 17%.  Input VAT on purchases of raw materials, fuel, utilities and other production materials (merchandise, transportation costs) can be deducted from output VAT. VAT payable is the net difference between output and deductible input VAT.

(q) Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

(r) Fair value of financial instruments

The carrying amounts of cash and cash equivalents, trade accounts receivables, prepayment and other receivable from third and related parties, amounts due from and due to related parties, accounts payable, other payables and short-term borrowings approximate their fair values due to their short term nature.

The fair value is estimated by discounting the future cash flow using an interest rate which approximated the rate for which the financial institution would charge borrowers with similar credit ratings and remaining maturities.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(3) Significant risks

(a)         Foreign currency risk

As Wuhan Tallyho, Anti-aging and Guangdong Hopsun are operating in the PRC, a majority of sales and expenses transactions and a significant portion of its assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

(b)          Risk of doing business in China

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(4) Accounts Receivable

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Accounts receivable	$5,332,845	$1,741,713
Allowance for doubtful accounts	(113,275)	(117,365)
	$5,219,570	$1,624,348

(5) Inventories

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Raw materials	$88,936	$120,556
Work in progress	115,998	164,204
Finished goods	168,469	196,667
Low-value consumables and Packaging materials	106,130	225,546
	479,533	706,973
Allowance for inventory obsolescence	(156,420)	(155,754)
	$323,113	$551,219

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(6) Prepayments and Other Receivables

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Other receivables	$1,282,812	$901,575
Shenzhen Era Biotechnology Co., Limited (a)	3,779,721	1,750,522
Shenzhen Zhao Ri Company	512,753	72,938
Green Giant Co., Limited (b)	-	196,160
Shenzhen Century Drilling Technology Co., Limited	146,501	-
Advance to suppliers	485,437	51,173
Amount due from sales managers (c)	2,672,757	1,775,588
Advance to staff	546,570	816,326
Deposit for Land Use Right (d)	-	145,877
	9,426,551	5,637,221
Allowance for doubtful accounts	(117,098)	(73,583)
	$9,309,453	$5,563,638

(a) The Company lent $3,779,721 (RMB25,800,000) to Shenzhen Era Biotechnology Co., Limited (“Shenzhen Era Biotechnology”), the loan is due on August 11, 2009 with interest rate at 9.36% per annum. The loan is guaranteed by a majority shareholder of Shenzhen Era Biotechnology. On July 28, 2009 the Company renewed the loan contract with Shenzhen Era Biotechnology, extending the maturity date to July 28, 2010 with interest rate at 9.36% per annum.

(b) On September 9, 2008, Guangdong Hopsun terminated a research and development contract because of the other party’s failure to comply with the contractual terms. Guangdong Hopsun paid $641,566 (RMB4,398,000) of research and development expense through August 30, 2008. According to the termination agreement, the other party should return the full amount paid by Guangdong Hopsun totaling not less than RMB1,000,000 per month by September 30, October 31, and November 30, 2008, which was fully collected by December 2008.

(c) Amount due from sales managers represents the cash collected from customers by sales managers, which were subsequently deposited in the Company’s account. The receivable was collected by the Company subsequent to June 30, 2009.

 (d) It is related to the payment for future land use rights. The Company is in the process of obtaining land use rights from the local government for land nearby the current location of the Company for a total consideration of RMB1,580,000 ($230,485) plus certain land tax and transaction tax. As of September 30, 2008, the Company paid a non-refundable deposit of RMB1,000,000 ($145,877) for the government’s initial phase of clearing the land, relocating the farmers and building an exterior wall around the land. The remaining consideration amounted to RMB580,000 ($85,593) was paid to local government in March 2009.  The certificate of land use right was obtained on April 2009, the deposit was recorded as land use right correspondingly.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(7) Property, Plant and Equipment

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Buildings	$2,259,986	$2,250,360
Machinery and equipment	450,104	433,149
Furniture and office equipment	480,029	431,550
Motor vehicles	628,806	610,235
	3,818,925	3,725,294
Accumulated depreciation	(1,215,394)	(976,638)
Construction in progress	4,395,025	-
	$6,998,556	$2,748,656

Building with a net book value of $1,178,256 (RMB8,042,660) was pledged to Xianfeng Rural Credit Co-operative of Wuhan for a loan of $732,504 (RMB5,000,000) borrowed by Wuhan Pan-Asia Peptide Material Research Co. Limited (“Wuhan Pan-Asian”), an unrelated party. Wuhan Pan-Asian entered into an agreement with the Company for a loan facility of $732,504 (RMB5,000,000) to the Company in exchange for the pledged assets. As of June 30, 2009, the Company borrowed a total of $568,572 (RMB3,811,019) from Wuhan Pan-Asian (note 13).

Depreciation expense for the nine months ended June 30, 2009 and 2008 were $234,587 and $140,759, respectively.

As of June 30, 2009, the construction of a new factory located in Jianghan Economical Development Zone in Hubei Province, the PRC (note 19) has begun.

(8) Land Use Rights

As of June 30, 2009, land use rights of the Company included certain parcels of land located in Wuhan City, Hubei Province, the PRC, with a net carrying value of $366,250. The land use rights for land with area of approximately 11,208 square meters and 7,947 square meters which will expire in November 2048 and January 2059 respectively.

(9) Long term Investment

(i)       Investment in Associates

As of June 30, 2009, the Company’s investment in associates that are accounted for on the equity method of accounting represented 40% interest in Wuhan Hopsun Biological Product Inspection Co., Limited (“Wuhan Hopsun”), which engages in testing for Wuhan Tallyho’s products.  The 48% interest in Wuhan Hao Polypeptide Bioengineering Co., Limited was disposed in October, 2008.

The investments in these companies amounted to $254,079 and $380,098 on June 30, 2009 and September 30, 2008, respectively, which includes the Company’s share of accumulated losses in these associates of $97,937 and $78,151 for the nine months ended June 30, 2009 and the year ended September 30, 2008, respectively.

(ii)       Investment in private financial institution

The Company’s investment in Wuhan Xianfeng Rural Credit Cooperatives was less than 20% equity interest, which is accounted for at cost. As of September 30, 2008, the Company’s investment in this private financial institution was $102,114. On October 9, 2008, the investment was disposed at net book value.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(10) Other Assets

Other assets represented equipment held for sale. The Company acted as a guarantor for a loan amount of $417,527 (RMB2,850,000)  borrowed by Wuhan Sanrong Company Limited (“Wuhan Sanrong”) from Agriculture Bank of China in 2001. The loan was secured with elevators that belonged to Wuhan Sanrong at that time. Wuhan Sanrong encountered some cash flow difficulties and the bank requested that the Company take over the loan. The loans including the collateral were taken over by the Company in September 2002. These assets are held for disposal and are carried at lower of carrying value or fair value less cost to sell.

Wuhan Sanrong was a former shareholder of the Company and ceased to be a shareholder on March 28, 2001.

(11) Goodwill

Goodwill arising from the acquisition of Anti-aging in 2008 represented the excess of the purchase consideration over the Company’s shares of the fair values of the separately identifiable net assets acquired. The management performed the annual impairment test for goodwill as of September 30, 2008 and concluded that no impairment occurred.

(12) Short-term Loans

	Interest rate	June 30, 2009		September 30, 2008
Lender	per annum	RMB	USD	RMB	USD
		Unaudited	Unaudited	Audited	Audited
Agriculture Bank of China
The term of the loan has expired in September 2003 (note 10)	6.30%	2,420,000	354,530	2,600,000	379,280

Wuhan Finance Bureau
The term of the loan has expired in November 2001	5.94%	1,500,000	219,750	1,500,000	218,815

Total bank loans		3,920,000	574,280	4,100,000	598,095

The weighted average interest rate of short-term bank loans was 6.12% per annum.

The loan from Agriculture Bank of China and Wuhan Finance Bureau expired in 2003 and 2001; however, the lenders have not demanded repayment. Interest accrued on a monthly basis base on the contractual rate.

The total amount of interest cost for the nine months ended June 30, 2009 and 2008 was $75,878 and $42,013, respectively.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(13) Accrued expenses and other liabilities

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Advance from customers	$135,435	$612,491
Accrued payroll	82,136	55,964
Accrued expense	135,794	85,366
Other payables
- Wuhan Pan-Asian	568,572	688,188
- Wuhan Xinwang Investment Management Company	385,553	383,910
- Malaysia Phoenix Company	116,893	96,480
- Wuhan Daily Machinery Factory	21,664	36,159
- Shenzhen Jindunanda Science and Technology Limited Company	-	138,583
Payable for acquisition of Anti-aging	820,405	816,910
Others	478,107	111,582
	$2,744,559	$3,025,633

(14) Taxes payable

Cantix being incorporated in BVI, is governed by the income tax law of BVI.  According to current BVI income tax law, Cantix is not subject to BVI income taxes.

The PRC entities are subject to the PRC Enterprises Income Tax at the applicable tax rates on the taxable income. One of the entities, Wuhan Tallyho, being a high technological company registered in Hannan District of Wuhan, is fully exempted from PRC Enterprises Income Tax for two calendar years starting from the first profit-making year. Consequently, Wuhan Tallyho was exempted from Enterprise Income Tax for the fiscal years 2006 and 2007, and for the three months ended December 31, 2007. Guangdong Hopsun which is registered in the City of Guangzhou is subject to the Enterprise Income Tax rate of 33% for the three months ended December 31, 2007, qualifying as newly setup commercial enterprise, Guangdong Hopsun is fully exempted from PRC Enterprises Income Tax for period from October 1 to December 31, 2007. Effective on January 1, 2008, the Company must determine the corporate income tax in accordance with the Corporate Income Tax Law of the People’s Republic of China (hereinafter “the new CIT Law”) as approved by the National People’s Congress on March 16, 2007, the Enterprise Income Tax rate of 33% was reduced to 25%.

	June 30, 2009	September 30, 2008
	Unaudited	Audited
VAT payable	$1,088,080	$573,913
Income tax payable	3,813,367	1,790,554
Other taxes payable	106,083	55,084
	$5,007,530	$2,419,551

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(14) Taxes payable (continued)

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation was effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

The Company and its subsidiary files tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized for the nine months ended June 30, 2009 and the year ended September 30, 2008.

Deferred tax relates to depreciation difference of fixed assets and provision of assets.

(15) Related Party Transactions

The transactions with the following entities and individuals were made in the ordinary course of business and were negotiated at arms length.  A summary of balances and transactions with related parties follows:

(a) Related company balances

(i) Due to related companies

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Wuhan Hopsun Biological Products Inspection Limited Company	$454,611	$480,956
Wuhan Hao Polypeptide Biotechnological Limited Company	-	310,842
Dong Liang Chen	3,164,640	14,679
Original shareholders of Wuhan Tallyho (a)	2,729,468	5,854,361
	$6,348,719	$6,660,838

(a) Pursuant to an acquisition agreement between Moneyeasy and the former shareholders of Wuhan Tallyho on November 5, 2007, Moneyeasy acquired 100% of Wuhan Tallyho’s shares with total consideration of RMB40,230,000. The balance as of June 30, 2009 represented unsettled balance of the total consideration.

On July 14, 2008, all the former shareholders of Wuhan Tallyho entered into another agreement with Moneyeasy, pursuant to which the former shareholders will register a new domestic limited liability company with registered capital of RMB45,030,000 and transfer 100% of the equity interests in the new company to Wuhan Tallyho and Wuhan Anti-aging in a nominal consideration of RMB one yuan.

The balances due to related companies were interest free, unsecured and had no fixed term of repayment.

 (16) Advertising

The Company expenses all advertising costs as incurred. The advertising cost for nine months ended June 30, 2009 and 2008 was $22,643 and 18,638, respectively.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(17) Operating lease commitments

Future minimum lease payments under non-cancelable operating leases as of June 30, 2009 and September 30, 2008 are as follows:

	June 30, 2009	September 30, 2008
	Unaudited	Audited
Within 1 year	$18,383	$17,661
Within 2 years	-	6,849
	$18,383	$24,510

The Company leases office block, workshop and warehouses under operating leases. The leases typically run for an initial period of one year, with an option to renew the lease after that date at which time all terms are renegotiated.  The lease includes contingent rentals.  Rent expense under these leases aggregated $13,788 for the nine months ended June 30, 2009 and $13,246 for the nine months ended June 30, 2008.

(18) Capital commitments

Capital commitments for future construction of new factory as of June 30, 2009 and September 30, 2008 were $4,688,051 and $5,870,008, respectively (note 7).

(19) Subsequent events

As of September 22, 2009, the Company did not have any significant subsequent events

Cantix International Limited
Consolidated Financial Statements
September 30, 2008 and 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Cantix International Limited

We have audited the accompanying consolidated balance sheets of Cantix International Limited and Subsidiaries ("the Company") as of September 30, 2008 and 2007, and the related statements of income and comprehensive income, shareholder's equity, and cash flows for the years then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP

March 23, 2009

Cantix International Limited and Subsidiaries
Consolidated Balance Sheets

	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$5,918,414	$18,869
Accounts receivable, net	1,624,348	628,983
Inventories, net	551,219	532,824
Prepayments and other receivables	5,563,638	383,317
Deferred tax assets	159,058	150,468
Other assets	409,513	373,424
Total current assets	14,226,190	2,087,885

Non-current assets
Property, plant and equipment, net	2,748,656	1,931,018
Long term investment	482,212	603,715
Land use right, net	134,207	125,439
Prepayment for construction	2,917,536	-
Goodwill	113,153	-
	$20,621,954	$4,748,057

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$316,154	$112,222
Accrued expenses and other liabilities	3,025,633	1,418,728
Taxes payable	2,419,551	261,048
Short-term loans	598,095	558,689
Amounts due to related companies	6,660,838	1,665,714
Total current liabilities	13,020,271	4,016,401

Shareholders’ equity
Common stock: authorized 50,000 shares, Par value US$1, 1 share issued and outstanding	1	-
Shareholders’ capital	-	3,328,831
Additional paid-in capital	169,843	-
Unappropriated retained earnings (Accumulated deficit)	6,449,420	(2,775,654)
Appropriated retained earnings	1,015,400	-
Accumulated other comprehensive income (loss)	(32,981)	178,478
Total Shareholders’ equity	7,601,683	731,655
	$20,621,954	$4,748,057

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income

	Years ended September 30,
	2008	2007

Revenues	$35,590,341	$1,970,673
Cost of sales	2,499,403	1,163,615

Gross margin	33,090,938	807,058

Operating expenses
Selling and administrative expenses	20,048,948	607,854

Operating income	13,041,990	199,204

Other income (expense)
Interest expense, net	(48,140)	(61,771)
Investment loss	(78,151)	(38,182)
Other operating loss	(170,349)	(26,544)
	(296,640)	(126,497)
Income before income tax expense	12,745,350	72,707

Income tax expense	2,504,876	29,545

Net income	10,240,474	43,162

Other comprehensive income
Foreign currency translation gain (loss)	(211,459)	35,851

Comprehensive income	$10,029,015	$79,013

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Shareholders’   Equity

	Share	Shareholders’ Capital	Additional paid-in capital	Unappropriated retained earnings (Accumulated deficit)	Appropriated retained earning	Other comprehensive income (loss)	Total Shareholders’ Capital

Balance as of October 1, 2006		$3,328,831	$-	$(2,818,816)	$-	$142,627	$652,642

Net income for the year		-	-	43,162	-	-	43,162

Foreign currency translation		-	-	-	-	35,851	35,851

Balance as of September 30, 2007		3,328,831	-	(2,775,654)	-	178,478	731,655

Injection of capital	1	1,793,096	-	-	-	-	1,793,096

Elimination of capital		(5,121,926)	-	-	-	-	(5,121,926)

Net income for the year		-	-	10,240,474	-	-	10,240,474

Additional paid-in capital contributed		-	169,843	-	-	-	169,843

Appropriated retained earnings		-	-	(1,015,400)	1,015,400	-	-

Foreign currency translation		-	-	-	-	(211,459)	(211,459)

Balance as of September 30, 2008	1	$1	$169,843	$6,449,420	$1,015,400	$(32,981)	$7,601,683

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Consolidated Statements of Cash Flows

	Years ended September 30,
	2008	2007

Cash flow from operating activities
Net income	$10,240,474	$43,162
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	195,368	87,847
Bad debt provision	103,273	46,782
Investment loss	78,151	38,182

Changes in operating assets and liabilities
Accounts receivable	(965,323)	(396,755)
Inventories	31,910	(148,160)
Prepayments and other receivables	(4,986,966)	(213,054)
Other assets	5,738	84,110
Accounts payable	186,148	71,997
Taxes payable	2,056,618	89,000
Accrued expenses and other current liabilities	1,406,541	(371,555)

Net cash provided by (used in) operating activities	8,351,932	(668,444)

Cash flow from investing activities
Purchases of property, plant and equipment	(3,647,241)	(254,508)
Proceeds from sales of property, plant and equipment	34,066	28,062
Cash paid to acquire investments	-	(265,349)

Net cash used in investing activities	(3,613,175)	(491,795)

Cash flow from financing activities
Proceeds from additional capital contributions	1,972,261	-
(Repayment of) proceeds from related parties loans	(1,011,161)	1,143,545
Repayment on long-term bank loan	(14,063)	-

Net cash provided by financing activities	947,037	1,143,545

Effect of exchange rate change on cash and cash equivalents	213,751	1,355

Net increase (decrease) in cash and cash equivalents	5,899,545	(15,339)

Cash and cash equivalents, beginning of year	18,869	34,208

Cash and cash equivalents, end of year	$5,918,414	$18,869

Supplemental disclosure of cash flow information:

Income taxes paid	$2,557,664	$-
Interest paid	$63,831	$34,374

See notes to consolidated financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(1) Principal Activities and Organization

The accompanying financial statements include the accounts of the following

Cantix International Limited (“Cantix”) was incorporated in the Bristish Virgin Islands (the “BVI”) on January 29, 2007. Cantix has a wholly owned subsidiary, Moneyeasy Industries Limited (“Moneyeasy”), a company incorporated in Hong Kong on August 25, 2006. These companies are holding companies with minimum activities.

Wuhan Tallyho Biological Product Co., Limited (“Wuhan Tallyho”) was founded on December 2, 1996 in the People Republic of China (the “PRC”) and has been engaged in the research, production and sales of polypeptide-based health products and anti-aging food. Wuhan Tallyho has developed over 70 products.

Guangdong Hopsun Polypeptide Biological Technology Co., Limited (“Guangdong Hopsun”) was founded on November 13, 2007 in the PRC. It is a wholly owned subsidiary of Wuhan Tallyho with $1,424,055 (RMB10,000,000) paid-in capital and specializes in service-based sales of health and anti-aging products.

Wuhan Anti-aging Research & Development Co., Limited (“Anti-aging”) was founded on June 13, 2007 in the PRC, with $1,045,246 (RMB 8,000,000) paid-in capital and specialized in research, development and sales of polypeptide-based health products and anti-aging foods. Prior to Moneyeasy’s acquisition of Anti-aging on December 18, 2007, Wuhan Tallyho had a 30% ownership interest in Anti-aging.

On November 5, 2007, Moneyeasy entered into an agreement to acquire all the capital of Wuhan Tallyho. Since Cantix, Moneyeasy and Wuhan Tallyho are controlled by the same ultimate individual, these companies are deemed to be under common control and the assets and liabilities will be transferred at their carrying amounts for business acquisition. Pursuant to the terms of the acquisition agreement, all the original shareholders of Wuhan Tallyho will receive a cash consideration from Moneyeasy in the amount of $5,854,361 (RMB40,230,000) for all payment of the capital of Wuhan Tallyho. This transaction was completed on December 26, 2007. The cash consideration has not yet been paid up to March 10, 2009.

On December 18, 2007, Moneyeasy entered into another agreement to acquire all the capital of Anti-aging for $1,164,178 (RMB8,000,000). The transaction was completed on January 3, 2008. The Company recorded a purchase price of $814,925(RMB5,600,000) in other payable on the balance sheet as of September 30, 2008, which is payable to the former owners of Anti-aging that had 70% ownership interest in Anti-aging. The remaining purchase price of $349,253 (RMB2,400,000) due to Wuhan Tallyho for its 30% ownership interest in Anti-aging was eliminated upon consolidation. Upon completion of the acquisition, Moneyeasy controls two wholly owned subsidiaries, Wuhan Tallyho and Anti-aging.

Cantix International Limited and subsidiaries are collectively referred to as the “Company”.

(2) Summary of Significant Accounting Policies and Practices

(a) Basis of Presentation

The combined financial statements for the year ended September 30, 2007 include the financial statements of Cantix, Moneyeasy and Wuhan Tallyho and the consolidated financial statements for the year end September 30, 2008 include the financial statements of Cantix, Moneyeasy and its subsidiaries, Wuhan Tallyho, Anti-aging and Guangdong Hopsun, the subsidiary of Wuhan Tallyho. The combined or consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions have been eliminated in combination or consolidation.

(b) Business combinations under common control

Business combinations under common control are accounted for in accordance with the accounting principles applicable to business combinations. In applying these principles, the financial information incorporate the financial statement items of the combining entities or business in which the common control combination occurs as if they had been combined from the date when the combining entities or business first came under the control of the controlling party.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

According to ARB No. 51, the year 2007 financial statements of Cantix, Moneyeasy and Wuhan Tallyho are combined because of common management for the year ended September 30, 2007.

The net assets of the combining entities or businesses are combined using the existing carrying values prior to the common control combination from the controlling parties’ perspective. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination, to the extent of the continuation of the controlling parties’ interest.

The combined income statements include the results of each of the combining entities since January 5, 2006 when the entities were first operated under common management.

The comparative figures in the combined financial statements are presented as if the entities had been combined at the previous balance sheet date or when they first came under common control, whichever is the shorter.

 (c) Use of estimation

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates

(d) Cash and Cash equivalents

Cash and cash equivalents represent cash on hand and deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(e) Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.  The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2008 and 2007, $117,365 and $46,176 allowance for doubtful accounts was provided respectively.

 (f) Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing the net realizable value on a periodic basis.  If inventory is written down to net realizable value, the write-down is charged to expense.

(g) Other receivables

As needed for normal business purposes, the Company advances predetermined amounts based upon internal policy to certain employees and unrelated parties to ensure certain transactions to be performed in a timely manner. The Company has full oversight and control over the advanced accounts. As of September 30, 2008 and 2007, $43,321 and $30,262 allowance for doubtful accounts was provided respectively.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(h) Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment.

Depreciation on property, plant and equipment is calculated on the straight-line method after taking into account their respective estimated residual values over the estimated useful lives of the assets as follows:

Useful lives
Buildings	20~40 years
Machinery and equipment	5~10 years
Furniture and office equipment	2~5 years
Motor vehicles	5 years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

(i)  Land Use Rights

Intangible assets include land use rights in the PRC. Land use rights are carried at cost and charged to expense on a straight-line basis over the period the rights are granted, 50 years.

(j)   Accounting for the Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There were no impairments of long-lived assets as of September 30, 2008 and 2007.

(k) Long term Investment

(i)    Investment in associates

Investment in associates consists of ownership in associated companies, which the Company exercises significant influence, are accounted for under the equity method of accounting. Under the equity method of accounting, an investee’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Income; however, the Company’s share of the earnings or losses of the investee are reflected in the caption “Investment Income (Loss)” in the consolidated statements of income. The Company’s carrying value in an equity method investee is reflected in the caption “Long term Investment” in the Company’s consolidated balance sheets.

When the Company’s carrying value in an equity method investee is reduced to zero, no further losses are recorded in the Company’s consolidated financial statements unless the Company guaranteed obligations of the investee or has committed additional funding. When the investee subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(ii)   Investment in private financial institution

Investment in private financial institution consists of ownership in the private financial institution, which the Company does not exercise significant influence, are accounted for under the cost method of accounting. Under cost method, the Company’s share of the earnings or losses of the investee are not reflected in investment income (loss) in the consolidated statement of income, unless the investees announce dividend distribution.

(l) Goodwill

Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired. Goodwill and certain other intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have definite lives are amortized over their useful lives. Goodwill and indefinite lived intangible assets are subject to impairment testing annually as of the fiscal year-end or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable, using the guidance and criteria described in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value.

(m)  Statutory surplus reserve

In accordance with the Company Law of the PRC, Wuhan Tallyho, Guangdong Hopsun and Anti-aging are required to set aside 10% of its income after income taxes prepared in accordance with the PRC accounting regulations to the statutory surplus reserve until the balance reaches 50% of its registered capital, whether further appropriation will be at the directors’ recommendation. As of September 30, 2008, $1,015,400 was provided for statutory surplus reserve.

(n) Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 104. All of the following criteria must exist in order for the Company to recognize revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

Sales are recognized when products are delivered and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

In the PRC, value added tax (the “VAT”) of 17% on invoice amount is collected in respect of the sales of goods on behalf of tax authorities. The VAT collected is not revenue of the Company; instead, the amount is recorded as a liability on the balance sheet until such VAT is paid to the authorities.

(o) Research and Development Costs

Research and development costs are expensed as incurred.  These expenses consists the costs of the Company’s internal research and development activities and the costs of developing new products and enhancing existing products. Research and development costs amounted to $391,306 and $165,441 for the year ended September 30, 2008 and 2007 respectively were recorded in administrative expenses.

(p) Foreign Currency Translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and Shareholders’  equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of Shareholders’  equity.

The exchange rates applied are as follows:

	September 30,
	2008	2007

Year end RMB exchange rate	6.8551	7.5176
Average RMB exchange rate - year ended	7.1106	7.7257

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

 (q) Income Taxes

(i)        Income tax

The Company adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109) that requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

(ii)       Value added tax

Wuhan Tallyho and Anti-aging and Guangdong Hopsun are qualified as an ordinary value-added taxpayer and the applicable tax rate for domestic sales is 17%.  Input VAT on purchases of raw materials, fuel, utilities and other production materials (merchandise, transportation costs) can be deducted from output VAT. VAT payable is the net difference between output and deductible input VAT.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(r) Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

(s) Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivables from third and related parties, amounts due from and due to related parties, accounts payable, other payables and short-term borrowings approximate their fair values due to their short term nature.

The fair value is estimated by discounting the future cash flow using an interest rate which approximated the rate for which the financial institution would charge borrowers with similar credit ratings and remaining maturities.

(t) Recently Issued Accounting Pronouncements

FASB Statement No. 157 (“SFAS No. 157”)

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements.  SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning November 15, 2007.  Although management will continue to evaluate the application of SFAS No. 157, management does not currently believe the adoption of SFAS No. 157 will have a material impact on the Company’s results of operations or financial position.

FASB statement No. 159 (“SFAS No. 159”)

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 is effective for fiscal years beginning November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt SFAS 159 for their 2008 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. SFAS No. 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The Company does not anticipate that the adoption of the SFAS No. 159 will have a material impact on its results of operations and financial position.

FASB Statement No. 160 (“SFAS No. 160”)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Combined Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the combined entity that should be reported as equity in the combined financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning December 15, 2008. Management is currently evaluating the effect of this pronouncement on financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

FASB Statement No. 141 (“SFAS No. 141”)

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning December 15, 2008. The Company is evaluating the impact, if any, of adoption of SFAS No. 141(R). It is not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

FASB Statement No. 161 (“SFAS No. 161”)

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under FASB Statement No. 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

FASB statement No. 162 (“SFAS No. 162”)

In May 2008, the FASB issued SFAS No. 162, “the Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement will not have any impact on the Company’s financial statements.

 FASB Statement No. 163 (“SFAS No. 163”)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60”. The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”. This Statement will not have any impact on the Company’s financial statements.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(3) Significant risks

(a)           Foreign currency risk

As Wuhan Tallyho, Anti-aging and Guangdong Hopsun are operating in the PRC, a majority of sales and expenses transactions and a significant portion of its assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

(b)          Risk of doing business in China

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(4) Accounts Receivable

	September 30,
	2008	2007

Accounts receivable	$1,741,713	$675,159
Allowance for doubtful accounts	(117,365)	(46,176)
	$1,624,348	$628,983

(5) Inventories

	September 30,
	2008	2007

Raw materials	$120,556	$117,373
Work in progress	164,204	209,403
Finished goods	196,667	231,417
Low-value consumables and Packaging materials	225,546	116,659
	706,973	674,852
Allowance for inventory obsolescence	(155,754)	(142,028)
	$551,219	$532,824

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(6) Prepayments and Other Receivables

	September 30,
	2008	2007

Other receivables	$901,575	$316,754
Advance to suppliers	51,173	112,739
Shenzhen Era Biotechnology Co., Limited (a)	1,750,522	-
Advance to staff	816,326	-
Amount due from sales managers (b)	1,775,588	-
Green Giant Co., Limited (c)	196,160	-
Deposit for Land Use Right (d)	145,877	-
	5,637,221	429,493
Allowance for doubtful accounts	(73,583)	(46,176)
	$5,563,638	$383,317

(a) The Company lent $1,750,522 (RMB10,000,000) to Shenzhen Era Biotechnology Co., Limited (“Shenzhen Era Biotechnology”), the loan is due on August 11, 2009 with interest rate at 9.36% per annum. The loan is guaranteed by a majority shareholder of Shenzhen Era Biotechnology.

(b) Amount due from sales managers represents the cash collected from customers by sales managers, which were subsequently deposited in the Company’s account. The receivable was collected by the Company subsequent to March 10, 2009.

(c) On September 9, 2008, Guangdong Hopsun terminated a research and development contract because of the other party’s failure to comply with the contractual terms. Guangdong Hopsun paid $641,566 (RMB4,398,000) of research and development expense through August 30, 2008. According to the termination agreement, the other party should return the full amount paid by Guangdong Hopsun totaling not less than RMB1,000,000 per month by September 30, October 31, and November 30, 2008. The remaining balance is to be paid by December 31, 2008. As of September 30, 2008, Guangdong Hopsun received $445,547(RMB3,053,301). The remaining balance of $196,160(RMB1,344,699) is included in other receivable as of September 30, 2008. It was collected subsequently in December 2008.

(d) It is related to the payment for future land use rights. The Company is in the process of obtaining land use rights from the local government for land nearby the current location of the Company for a total consideration of RMB1,580,000 ($230,485) plus certain land tax and transaction tax. As of the year ended September 30, 2008, the Company paid a non-refundable deposit of RMB1,000,000 ($145,877) for the government’s initial phase of clearing the land, relocating the farmers and building an exterior wall around the land. On December 1, 2008, the Company obtained the land use rights, the remaining consideration was paid subsequently in March 2009.

(7) Property, Plant and Equipment

	September 30,
	2008	2007

Buildings	$2,250,360	$1,922,857
Machinery and equipment	433,149	349,014
Furniture and office equipment	431,550	157,770
Motor vehicles	610,235	210,220
	3,725,294	2,639,861
Accumulated depreciation	(976,638)	(708,843)
	$2,748,656	$1,931,018

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

Building with a net book value of $1,244,516 (RMB 8,552,063) was pledged to Xianfeng Rural Credit Co-operative of Wuhan for a loan of $727,611 (RMB5,000,000) borrowed by Wuhan Pan-Asia Peptide Material Research Co. Limited (“Wuhan Pan-Asian”), an unrelated party. Wuhan Pan-Asian entered into an agreement with the Company for it a loan facility of $729,384(RMB5,000,000) to the Company in exchange for the pledged these assets. As of September 30, 2008, the Company borrowed a total of $688,188 (RMB4,717,595) from Wuhan Pan-Asian (note 14).

Depreciation expense for the year ended September 30, 2008 and 2007 were $190,110 and $84,964, respectively.

(8) Land Use Rights

As of September 30, 2008, land use rights of the Company included certain parcels of land located in Wuhan City, Hubei Province, the PRC, with a net carrying value of $134,207. The land use rights for land with area of approximately 11,208 square meters which will expire in November 2048.

(9) Prepayment for construction

As of September 30, 2008, the Company prepaid $2,917,536(RMB20,000,000) to Wuhan Weicheng Real Estate Co., Limited for the construction of  new factory that located in Jianghan Economical Development Zone in Wuhan, Hubei Province, the PRC (note 20).

(10) Long term Investment

(i)    Investment in Associates

The Company’s investments in companies that are accounted for on the equity method of accounting consist of the following: (1) 48% interest in Wuhan Hao Polypeptide Bioengineering Co., Limited (“Wuhan Polypeptide”) which engages in research of polypeptide products; and (2) 40% interest in Wuhan Hopsun Biological Product Inspection Co., Limited (“Wuhan Hopsun”), which engages in testing for Wuhan Tallyho’s products. Wuhan Tallyho had a 35% ownership interest in Anti-aging as of September 30, 2007 and through November 30, 2007 and a 30% ownership interest thereafter until Moneyeasy acquired all the capital of Anti-aging on January 3, 2008. The Company accounted for this investment using the equity method for the three months ended December 31, 2007. Anti-aging’s post-acquisition financial transactions from January 1, 2008 through September 30, 2008 are included in the Company’s consolidated financial statements for the year ended September 30, 2008, as a wholly owned subsidiary.

The investments in these companies amounted to $380,098 and $510,600 at September 30, 2008 and 2007, respectively, which includes the Company’s share of accumulated losses in these associates of $78,151 and $38,182 for the year ended September 30, 2008 and 2007, respectively.

(ii)   Investment in private financial institution

The Company’s investment in Wuhan Xianfeng Rural Credit Cooperatives is less than 20% equity interest, which is accounted for at cost. As of September 30, 2008 and 2007, the Company’s investment in this private financial institution was $102,114 and $93,115. Its market value was not readily determinable.

(11) Other Assets

Other assets represented equipment held for sale. The Company acted as a guarantor for a loan amount of $415,749(RMB2,850,000)  borrowed by Wuhan Sanrong Company Limited (“Wuhan Sanrong”) from Agriculture Bank of China in 2001. The loan was secured with elevators that belonged to Wuhan Sanrong at that time. Wuhan Sanrong encountered some cash flow difficulties and the bank requested that the Company take over the loan. The loans including the collateral were taken over by the Company in September 2002. These assets are held for disposal and are carried at lower of carrying value or fair value less cost to sell.

Wuhan Sanrong was a former shareholder of the Company and ceased to be a shareholder on March 28, 2001.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(12) Goodwill

Goodwill arising from the acquisition of Anti-aging in 2008 represented the excess of the purchase consideration over the Company’s shares of the fair values of the separately identifiable net assets acquired. The management performed the annual impairment test for goodwill as of September 30, 2008 and concluded that no impairment occurred.

(13) Short-term Loans

		September 30
	Interest rate	2008		2007
Lender	per annum	RMB	USD	RMB	USD

Agriculture Bank of China
The term of the loan has expired in September 2003 (note 11)	6.30%	2,600,000	379,280	2,700,000	359,157

Wuhan Finance Bureau
The term of the loan has expired in November 2001	5.94%	1,500,000	218,815	1,500,000	199,532

Total bank loans		4,100,000	598,095	4,200,000	558,689

The weighted average interest rate of short-term bank loans was 6.12% per annum.

The term of the loan from Agriculture Bank of China and Wuhan Finance Bureau expired in 2003 and 2001; however, the lenders have not demanded repayment. Interest accrued on a monthly basis base on the contractual rate.

The total amount of interest cost for the years ended September 30, 2008 and 2007 was $72,824 and $47,293 respectively

(14) Accrued expenses and other liabilities

	September 30,
	2008	2007

Advance from customers	$612,491	$548,642
Accrued payroll	55,964	-
Accrued expense	85,366	69,336
Other payables
- Wuhan Pan-Asia	688,188	354,227
- Wuhan Xinwang Investment Management Company	383,910	4,223
- Malaysia Phoenix Company	96,480	103,224
- Wuhan Daily Machinery Factory	36,159	50,265
- Beijing Eastern Generation Waterproof Engineering Company	-	14,366
- Shenzhen Jindunanda Science and Technology Limited Company	138,583	126,370
Payable for acquisition of Anti-aging	816,910	-
Others	111,582	148,075
	$3,025,633	$1,418,728

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(15) Taxes payable

Cantix being incorporated in BVI, is governed by the income tax law of BVI.  According to current BVI income tax law, the applicable income tax rate for Cantix is 0%.

The PRC entities are subject to the PRC Enterprises Income Tax at the applicable tax rates on the taxable income. One of the entities, Wuhan Tallyho, being a high technological company registered in Hannan District of Wuhan, is fully exempted from PRC Enterprises Income Tax for two calendar years starting from the first profit-making year. Consequently, Wuhan Tallyho was exempted from Enterprise Income Tax for the fiscal years 2006 and 2007, and for the three months ended December 31, 2007. Guangdong Hopsun which is registered in the City of Guangzhou is subject to the Enterprise Income Tax rate of 33% for the three months ended December 31, 2007, qualifying as newly setup commercial enterprise, Guangdong Hopsun is fully exempted from PRC Enterprises Income Tax for period from October 1 to December 31, 2007. Effective on January 1, 2008, the Company must determine the corporate income tax in accordance with the Corporate Income Tax Law of the People’s Republic of China (hereinafter “the new CIT Law”) as approved by the National People’s Congress on March 16, 2007, the Enterprise Income Tax rate of 33% was reduced to 25%.

	September 30
	2008	2007

VAT payable	$573,913	$241,736
Income tax payable	1,790,554	-
Other taxes payable	55,084	19,312
	$2,419,551	$261,048

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance for de-recognition of tax positions, financial statement classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation was effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial position or results of operations.

The Company and its subsidiary files tax returns with the relevant government authorities in the PRC. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized for the years ended September 30, 2008 and 2007.

Deferred tax relates to depreciation difference of fixed assets and provision of assets.

(16) Related Party Transactions

The transactions with the following entities and individuals were made in the ordinary course of business and were negotiated at arms length.  A summary of balances and transactions with related parties follows:

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(a) Related company balances

(i)	Due to related companies

	September 30,
	2008	2007

Wuhan Hopsun Biological Products Inspection Limited Company	$480,956	$793,114
Wuhan Hao Polypeptide Biotechnological Limited Company	310,842	275,228
Dong Liang Chen	14,679	597,372
Former shareholders of Wuhan Tallyho (a)	5,854,361	-
	$6,660,838	$1,665,714

(a) Pursuant to an acquisition agreement between Moneyeasy and the former shareholders of Wuhan Tallyho on November 5, 2007, Moneyeasy acquired 100% of Wuhan Tallyho’s shares with total consideration of RMB40,230,000. The balance as of September 30, 2008 represented unsettled balance of the total consideration.

On July 14, 2008, all the former shareholders of Wuhan Tallyho entered into another agreement with Moneyeasy, pursuant to which the former shareholders will register a new domestic limited liability company with registered capital of RMB45,030,000 and transfer 100% of the equity interests in the new company to Wuhan Tallyho and Wuhan Anti-aging in a nominal consideration of RMB one yuan.

The balances due to related companies were interest free, unsecured and had no fixed term of repayment.

(17) Advertising

The Company expenses all advertising costs as incurred. The advertising cost for the years 2008 and 2007 was $24,602 and $8,308.

(18) Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, trade accounts receivable, prepayments and other receivables, amounts due from related parties, amounts due to related parties, and accrued liabilities and other payables, approximate their fair values because of the short maturity of these instruments.

The carrying amount of bank loans approximate the fair value based on the borrowing rates currently available for bank loans with similar terms and maturity.

(19) Operating lease commitments

Future minimum lease payments under non-cancelable operating leases as of September 30, 2008 and 2007 are as follows:

	September 30,
	2008	2007
Within 1 year	$17,661	$-
Within 2 years	6,849	-
	$24,510	$-

The Company leases office block, workshop and warehouses under operating leases. The leases typically run for an initial period of one year, with an option to renew the lease after that date at which time all terms are renegotiated.  The lease includes contingent rentals.

Cantix International Limited and Subsidiaries
Notes to Consolidated Financial Statements

(20) Capital commitments

Capital commitments for future construction of new factory as of September 30, 2008 and 2007 were $5,870,008 and nil respectively (note 9).

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined financial information for the twelve months ended September 30, 2008 has been derived from our audited historical financial statements as of and for the year ended September 30, 2008.  The unaudited pro forma combined financial information as of and for the three and nine months ended June 30, 2009 has been derived from the combined unaudited financial statements as of and for the three and nine months ended June 30, 2009 for Cantix, and as of and for the three and nine months ended September 30, 2009 for Hamptons Extreme. This unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes related to those combined financial statements included elsewhere in this Form 8-K.

The unaudited pro forma earnings per share for the year ended September 30, 2008 and for the three  and nine months ended June 30, 2009 have been prepared as if the Exchange Agreement  was effective  as of October 1, 2007.  The unaudited pro forma combined balance sheet as of June 30, 2009 has been prepared as if the Exchange Agreement was effective on June 30, 2009.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the Exchange Agreement  and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations or financial position would have been had the transactions contemplated by the Exchange  Agreement and related transactions occurred on the dates indicated.

Unaudited Pro Forma Combined Earnings per Share

	Three Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	June 30, 2009	June 30, 2009	Sept 30, 2008

Net Profit	$1,720,171	$6,578,832	$10,240,474

Net loss per share:
Basic	$0.17	$0.66	$1.02

Diluted	$0.17	$0.66	$1.02

Shares used in computing net loss per share:
Basic	10,000,000	10,000,000	10,000,000

Diluted	10,000,000	10,000,000	10,000,000

Unaudited Pro Forma Balance Sheet	Cantix International Limited and Subsidiaries June 30, 2009	Hamptons Extreme, Inc. Sept 30, 2009	A D J U S T M E N T S
	(A)	(B)	(C)	(D)	(E)	(F)	Pro Forma
Cash	$5,940,270	$243					$5,940,513
Accounts receivable, net	5,219,570						5,219,570
Inventories, net	323,113						323,113
Prepayments and other receivables	9,391,764						9,391,764
Deferred tax assets	191,350						191,350
Other assets	411,262						411,262

Total current assets	21,477,329	243					21,477,572

Property, plant and equipment, net	6,998,556						6,998,556
Long term investment	254,079						254,079
Land use right, net	283,939						283,939
Goodwill	113,637						113,637

Total assets	$29,127,540	$243					$29,127,783

Accounts payable	$240,848						$240,848
Accrued expenses and other liabilities	2,744,559	27,000	235,000				3,006,559
Advances from officer		700					700
Taxes payable	5,007,530						5,007,530
Short-term loans	574,280						574,280
Amounts due to related companies	6,348,719						6,348,719

Total current liabilities	14,915,936	27,700	235,000				15,178,636

Stockholders' equity
Common stock (par value $0.0001; 20,000,000
shares authorized, 10,000,000 shares issued
and outstanding at June 30, 2009 (pro forma)	1	104		(90)	105	880	1,000
Additional paid-in capital	169,843	36,996	(235,000)	90	(105)	(880)	(29,056)
Unappropriated retained earnings	12,899,204	(64,557)					12,834,647
Appropriated retained earnings	1,144,448				.		1,144,448
Accumulated other comprehensive loss	(1,892)	-					(1,892)

Total stockholders' equity	14,211,604	(27,457)	(235,000)				13,949,147

Total liabilities and
stockholders' equity	$29,127,540	$243					$29,127,783

Shares outstanding, par value $0.0001		1,037,000		58,000	105,000	8,800,000	10,000,000

Notes to Unaudited Pro Forma Combined Financial Information:

(A)	Historical balance sheet as of June 30, 2009 of Cantix International Limited and Subsidiaries.
(B)	Historical balance sheet as of September 30, 2009 of Hamptons Extreme, Inc.
(C)	Cash cost of shell paid by third party.
(D)	Cancellation of shares and effect of Exchange Agreement on equity.
(E)	Effect of proposed eight-for-one stock split.
(F)	Shares issued to CPG (China Polypeptide Group).